Exhibit 10.1

CONFIDENTIAL TREATMENT

COMMERCIAL SERVICES AGREEMENT

by and between

ASTRAZENECA PHARMACEUTICALS LP

and

CUBIST PHARMACEUTICALS, INC.

Dated as of July 1, 2008

*Confidential Treatment Requested.  Omitted portions filed separately with the Securities and Exchange Commission (the “Commission”).

Execution Copy

TABLE OF CONTENTS

ARTICLE I - DEFINITIONS		5

1.1	DEFINITIONS	5
1.2	CONSTRUCTION	19

ARTICLE II - ENGAGEMENT		19

2.1	ENGAGEMENT OF CUBIST	19
2.2	CONDUCT OF EMPLOYEES	20

ARTICLE III - PROMOTION AND OTHER SERVICES		20

3.1	SALES FORCE OBLIGATIONS	20
3.2	CSD OBLIGATIONS	21
3.3	SPEAKER PROGRAMS	22
3.4	CONDUCT OF THE PROGRAM	23
3.5	PROMOTIONAL MATERIALS	24
3.6	NO SAMPLES	27
3.7	STATEMENTS ABOUT THE PRODUCT	27
3.8	REQUESTS FOR MEDICAL INFORMATION	27
3.9	COMPLIANCE WITH LAWS AND POLICIES	28
3.10	SALES MEETINGS	29
3.11	REPORTING BY THE PARTIES	30
3.12	INFORMATION TECHNOLOGY	31
3.13	CERTAIN ASTRAZENECA EFFORTS; MANUFACTURE AND SUPPLY OF PRODUCT	32
3.14	ORDERS FOR PRODUCT; TERMS OF SALE AND OTHER CONTRACTING MATTERS	32
3.15	INCENTIVE COMPENSATION BY CUBIST	33

ARTICLE IV - TRAINING		33

4.1	SALES FORCE TRAINING PROGRAMS	33
4.2	CSD TRAINING	36
4.3	RETURN OF TRAINING MATERIALS	38

ARTICLE V - DESIGNATED MEDICAL AFFAIRS REPRESENTATIVES		38

5.1	APPOINTMENT	38
5.2	RESOLUTION OF SCIENTIFIC SUPPORT DISPUTES	38

ARTICLE VI - CALCULATION AND PAYMENT OF FEES TO CUBIST		39

6.1	BASELINE SALES AND ANNUAL BASELINE AMOUNTS	39
6.2	CUBIST COMPENSATION, OTHER AMOUNTS DUE AND RELATED OBLIGATIONS	40
6.3	MAINTENANCE OF CERTAIN BOOKS AND RECORDS; AUDIT RIGHTS	42
6.4	ALL INCLUSIVE	43

ARTICLE VII - ALLIANCE MANAGERS		43

ARTICLE VIII - ADVERSE EVENT REPORTING AND OTHER REGULATORY MATTERS		43

8.1	REGULATORY REPORTING AND RELATED MATTERS	43
8.2	THREATENED AGENCY ACTION	47

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

8.3	COMPLIANCE PROGRAM	47

ARTICLE IX - RETURNED/RECALLED PRODUCT		47

9.1	RETURNED PRODUCT	47
9.2	RECALLED PRODUCT	48

ARTICLE X - INDEPENDENT CONTRACTOR STATUS OF CUBIST, INCLUDING THE SALES FORCE AND THE CSD FORCE		48

10.1	INDEPENDENT CONTRACTOR STATUS	48
10.2	NO ASTRAZENECA BENEFITS	48
10.3	NO RECRUITMENT	49

ARTICLE XI - NONCOMPETITION		49

11.1	NONCOMPETITION	49
11.2	INJUNCTIVE RELIEF	50

ARTICLE XII – CONFIDENTIALITY		50

12.1	CONFIDENTIAL INFORMATION	50
12.2	EXCEPTIONS TO CONFIDENTIALITY	50
12.3	AUTHORIZED DISCLOSURE	51
12.4	NOTIFICATION	51
12.5	RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION	51
12.6	REMEDIES	52
12.7	USE OF NAMES	52
12.8	CONFIDENTIAL TREATMENT	52

ARTICLE XIII - TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS		53

13.1	PRODUCT TRADEMARKS; ASTRAZENECA HOUSEMARKS; AND CUBIST TRADEMARKS	53
13.2	NO OWNERSHIP OR RIGHTS IN THE PRODUCT TRADEMARKS, ASTRAZENECA HOUSEMARKS OR CUBIST TRADEMARKS	53
13.3	TRADEMARK MAINTENANCE	54
13.4	TRADEMARK INFRINGEMENT	55
13.5	OTHER RIGHTS	55

ARTICLE XIV - WARRANTIES; INDEMNITIES; INSURANCE		56

14.1	REPRESENTATIONS, WARRANTIES AND COVENANTS	56
14.2	ASTRAZENECA INDEMNIFICATION	59
14.3	CUBIST INDEMNIFICATION	60
14.4	INDEMNIFICATION PROCEDURE	60
14.5	CUBIST WORKERS’ COMPENSATION AND LIABILITY INSURANCE	62
14.6	ASTRAZENECA INSURANCE	63
14.7	LIMITATIONS OF LIABILITY; CAP	63

ARTICLE XV - TERM AND TERMINATION		64

15.1	TERM	64
15.2	TERMINATION	64
15.3	EFFECT OF EXPIRATION OR TERMINATION	67

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

15.4	ACCRUED RIGHTS; SURVIVING OBLIGATIONS	67
15.5	RETURN OF ALL MATERIALS	67

ARTICLE XVI - MISCELLANEOUS		68

16.1	DISPUTE RESOLUTION	68
16.2	GOVERNING LAW, JURISDICTION, VENUE AND SERVICE OF PROCESS	70
16.3	FORCE MAJEURE	70
16.4	WAIVER	70
16.5	NOTICES	71
16.6	ENTIRE AGREEMENT	72
16.7	SUCCESSORS; ASSIGNS; SUBCONTRACTING	72
16.8	EXHIBITS	73
16.9	COUNTERPARTS	73
16.10	SEVERABILITY	73
16.11	AFFILIATES	73
16.12	EXPENSES	73
16.13	FURTHER ASSURANCES	74
16.14	CONSTRUCTION	74
16.15	NO JOINT VENTURE	74

EXHIBITS

EXHIBIT A	ANNUAL AND QUARTERLY BASELINE SALES AND EXAMPLE OF CALCULATION OF ANNUAL AMOUNT DUE

EXHIBIT B-1	SPECIFIC CUBIST BUSINESS POLICIES

EXHIBIT B-2	SPECIFIC AZ BUSINESS POLICIES

EXHIBIT C	CSD ACTIVITIES

EXHIBIT D	SPEAKER PROGRAM PROCEDURES

EXHIBIT E	INITIAL DESIGNATED MEDICAL AFFAIRS REPRESENTATIVES

EXHIBIT F-1	INITIAL SALES TRAINING PLAN

EXHIBIT F-2	INITIAL CSD TRAINING PLAN

EXHIBIT G-1	CUBIST TRADEMARKS

EXHIBIT G-2	ASTRAZENECA HOUSEMARKS

EXHIBIT H	[INTENTIONALLY OMITTED]

EXHIBIT I	[INTENTIONALLY OMITTED]

EXHIBIT J	FORM OF DETAIL REPORT

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

EXHIBIT K	FORM OF CSD ACTIVITIES REPORT

EXHIBIT L	INITIAL SALES TRAINING MATERIALS

EXHIBIT M	PROMOTION PLAN

EXHIBIT N	INITIAL PROMOTIONAL MATERIALS

EXHIBIT O	FORM OF PRODUCT SALES (WEEKLY/MONTHLY REPORTS)

EXHIBIT P	FORM OF REPORTING OF GROSS SALES/NET SALES

EXHIBIT Q	FORM OF ANNUAL AMOUNT DUE REPORT AND EXAMPLES OF CALCULATION

EXHIBIT R	FORM OF PRODUCT INVENTORY REPORT

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

COMMERCIAL SERVICES AGREEMENT

This COMMERCIAL SERVICES AGREEMENT (the “Agreement”) is entered into as of July 1, 2008 (the “Effective Date”), by and between ASTRAZENECA PHARMACEUTICALS LP, a Delaware limited partnership (“AstraZeneca”), and CUBIST PHARMACEUTICALS, INC., a Delaware corporation (“Cubist”).

R E C I T A L S:

WHEREAS, AstraZeneca markets that certain pharmaceutical compound known as meropenem in prescription form currently marketed under the trademark Merrem®.

WHEREAS, AstraZeneca acknowledges Cubist’s expertise in detailing and otherwise promoting pharmaceutical products through its sales and promotional efforts related to Cubicin® (as defined herein) in the acute care setting and wishes to engage the services of Cubist to Promote (as defined herein) and provide other services related to the Product (as defined herein).

WHEREAS, the parties hereto desire that Cubist Promote (as defined herein) the Product in the Territory (as defined herein) and perform certain other services, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I - DEFINITIONS

1.1           Definitions.

Unless specifically set forth to the contrary herein, the following terms shall have their indicated meanings when used in this Agreement (including the Exhibits):

(a)                 “Act” means the Federal Food, Drug, and Cosmetic Act, as amended, and the rules, regulations, guidances, guidelines and requirements of the FDA as may be in effect from time to time.

(b)                “Adverse Event” means the development of an undesirable medical condition or the deterioration of a pre-existing medical condition following or during exposure to the Product, whether or not considered causally related to the Product, the exacerbation of any pre-existing condition(s) occurring during the use of the Product, or any other adverse experience or adverse drug experience described in the FDA’s Investigational New Drug safety reporting and New Drug Application postmarketing reporting regulations, 21 C.F.R. 312.32 and 314.80, respectively, as they may be amended from time to time.  For purposes of this Agreement, “undesirable medical condition” shall include symptoms (e.g., nausea, chest pain), signs (e.g., tachycardia, enlarged liver) or the abnormal results of an investigation (e.g., laboratory findings, electrocardiogram), including unfavorable side effects, toxicity, injury,

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

overdose, sensitivity reactions or failure of the Product to exhibit its expected pharmacologic/biologic effect.

(c)                 “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under Common Control with such first Person.

(d)                “Agency” means any governmental or regulatory authority in the Territory.

(e)                 “Agreed Baseline Adjustment” has the meaning ascribed to such term in Section 6.1(b).

(f)                 “Agreement” has the meaning ascribed to such term in the Preamble.

(g)                “Alliance Manager” has the meaning ascribed to such term in ARTICLE VII.

(h)                “Annual Amount Due” has the meaning ascribed to such term in Exhibit A.

(i)                  “Annual Baseline Amount” has the meaning ascribed to such term in Exhibit A.

(j)                  “Annual Baseline Sales” has the meaning ascribed to such term in Exhibit A.

(k)                 “Applicable Law” means (i) the American Medical Association Guidelines on Gifts to Physicians from Industry, (ii) the PhRMA Code on Interactions with Healthcare Professionals, and (iii) all federal, state and local laws, and the rules, regulations, guidelines and guidances of all Agencies, in effect from time to time, applicable to the manufacture, marketing, promotion, distribution and sale of the Product in the Territory, including the Act, the PDMA, state and federal anti-kickback statutes, false claims statutes, statutes that govern price reporting and reimbursement, statutes that govern marketing disclosure, and all rules and regulations related thereto, in each case in the Territory.

(l)                  “AstraZeneca” has the meaning ascribed to such term in the Preamble.

(m)                “AstraZeneca CSD Materials” has the meaning ascribed to such term in Section 3.2(b).

(n)                “AstraZeneca Housemarks” means (i) the Trademarks of AstraZeneca and its Affiliates set forth on Exhibit G-2 and any pending or future Trademark registrations, applications and unregistered Trademark rights, in each case relating to such

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

Trademarks, and (ii) any current or future modifications or variants of any of the foregoing rights.

(o)                “AstraZeneca Indemnified Parties” has the meaning ascribed to such term in Section 14.3.

(p)                []*.

(q)                “Average Selling Price” means the average selling price of a product as reported by the Centers for Medicare and Medicaid (as of the Effective Date, the Centers for Medicare and Medicaid report average selling prices at http://www.cms.hhs.gov/McrPartBDrugAvgSalesPrice/01_overview.asp).

(r)                 “AZAP Review Team” means that certain team of employees of AstraZeneca assigned to review and approve the Promotional Materials, as such team is constituted from time to time.

(s)                 “AZ Knowledge Group” means []*.

(t)                 “Baseline Commencement Date” shall mean []*.

(u)                “Baseline Sales Dispute” means any Dispute with respect to the modification of Annual Baseline Sales or Quarterly Baseline Sales pursuant to Section 6.1(b).

(v)                “Business Policies” means []*.

(w)                “Calendar Quarter” means each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

(x)                 “Calendar Year” means each successive period of twelve (12) consecutive calendar months commencing on January 1 and ending on December 31.

(y)                “Call” means an interactive in-person visit to and discussion with a medical professional with prescribing authority (other than a microbiologist or pharmacist) by a Representative that consists of one or more details of a product.

(z)                 “Cap” has the meaning ascribed to such term in Section 14.7.

(aa)               “Change in Control” means, with respect to a party, an event in which:

(i)          Any Person or group (as such term is defined in the Securities Exchange Act of 1934, as amended) (other than one or more Affiliate(s) of such party that were Affiliates immediately prior to such event (any such Affiliate with respect to such party, an “Existing Affiliate”), acquires beneficial ownership of securities of such party or any Affiliate thereof that directly, or indirectly through one or more intermediaries, Controls such party (any such Affiliate with respect to such Party, a “Controlling Entity”) representing more than fifty

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

percent (50%) of the voting power of the then outstanding securities of such party or its Controlling Entity, if any, with respect to the election of directors of such party or its Controlling Entity, if any;

(ii)         Such party or its Controlling Entity, if any, enters into a merger, consolidation or similar transaction with another Person (other than an Existing Affiliate of such party) in which such party or Controlling Entity is not the surviving entity in such transaction;

(iii)        Such party or its Controlling Entity, if any, enters into a merger, consolidation or similar transaction with another Person (other than an Existing Affiliate of such party) in which such party or Controlling Entity, as applicable, is the surviving entity in such transaction but (A) the members of the Board of Directors of such party or Controlling Entity, as applicable, immediately prior to such transaction constitute less than one half of the members of the Board of Directors of such party or Controlling Entity, as applicable, following such transaction or (B) the Persons who beneficially owned the outstanding voting securities of such party or Controlling Entity, as applicable, immediately prior to such transaction cease to beneficially own securities of such party or Controlling Entity, as applicable, representing more than fifty percent (50%) of the voting power of the then outstanding securities of such party or Controlling Entity, as applicable, with respect to the election of directors immediately after such transaction in substantially the same proportions as their ownership of securities of such party or Controlling Entity, as applicable, immediately prior to such transaction;

(iv)       Such party or its Controlling Entity, if any, sells or transfers to any Person(s) (other than Existing Affiliate(s) of such party) in one or more related transactions, properties or assets (A) representing more than fifty percent (50%) of such party’s or Controlling Entity’s, as applicable, consolidated total assets as reflected on its most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q or (B) from which more than fifty percent (50%) of such party’s or Controlling Entity’s, as applicable, consolidated operating income for its most recent fiscal year as reflected on its most recent Annual Report on Form 10-K was derived; or

(v)        Such party or its Controlling Entity, if any, fails to maintain its corporate existence or liquidates (unless, in connection with the foregoing, the assets of such party or Controlling Entity, as applicable, are acquired by an Existing Affiliate of such party and the liabilities of such party or Controlling Entity are assumed by an Existing Affiliate of such party).

(bb)              “Commercially Diligent Efforts” of a party mean (i) with respect to Cubist, those efforts that are consistent with Applicable Law and with industry standards and practices followed by a pharmaceutical company in the Promotion of pharmaceutical products with a potential market comparable to the Product, and (ii) with respect to AstraZeneca, those efforts that are consistent with Applicable Law and with industry standards and practices followed by pharmaceutical companies in connection with the manufacture, Promotion, marketing, distribution and sale of pharmaceutical products with a potential market comparable to the Product.  For clarity, if a party is required hereunder to use Commercially Diligent Efforts with respect to a given activity and such activity is performed by an Affiliate of such party,

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

rather than such party, such party shall cause such Affiliate to use Commercially Diligent Efforts to perform such activity.

(cc)               “Competing Product” means any product, other than the Product, that is []*.

(dd)              “Confidential Information” means (i) any and all information or material, that, at any time before or after the Effective Date has been or is provided or communicated to the Receiving Party by or on behalf of the Disclosing Party, including by or on behalf of any of its Affiliates, pursuant to this Agreement or in connection with the transactions contemplated hereby or any discussions or negotiations with respect thereto; (ii) any data, ideas, concepts or techniques contained in any of the foregoing; and (iii) any modifications of any of the foregoing or derivations of any of the foregoing.  Confidential Information may be disclosed orally, visually, in writing, by delivery of materials containing Confidential Information, or in any other form now known or hereafter invented.  The terms of this Agreement shall be the Confidential Information of both parties.

(ee)               “Control” and, with correlative meanings, the terms “Controlled by” and “under Common Control with,” means (i) the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, resolution, regulation or otherwise or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

(ff)                “Cost of Goods” means (i) with respect to Product sold in Calendar Year 2008 or 2009, that certain amount to be used as the cost of goods for purposes of this Agreement for such period per one (1) gram vial of Product or per five hundred (500) milligram vial, as applicable, as such amount was specified in that certain letter dated as of June 30, 2008 provided by AstraZeneca to Cubist on the Effective Date, or (ii) with respect to each Calendar Year commencing with Calendar Year 2010, the standard cost of goods for the Product for such Calendar Year, as such standard cost of goods is established by AstraZeneca in accordance with its standard operating procedures, which standard cost shall be AstraZeneca’s good faith estimate of []*.

(gg)              “Critical Care Prescriber” means a physician who is an intensivist, pulmonologist or critical care physician or other physician who practices, is employed by or otherwise provides services in the critical care department of a Critical Care Target Account.

(hh)              “Critical Care Target Accounts” mean those certain acute care institutions identified on that certain list of critical care accounts provided by Cubist in electronic form to AstraZeneca on the Effective Date, as such list may be amended from time to time in accordance with this Agreement.

(ii)                 “CSD” means a clinical science director primarily focused on infectious diseases and therapeutic areas related thereto in the Territory (i) employed by Cubist

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

or its Affiliate, (ii) whom Cubist or its Affiliate has hired using its own recruiting and hiring standards and (iii) who satisfies the Hiring Profile for clinical science directors.

(jj)                 “CSD Activities” means those activities with respect to the Product in the Territory to be performed by CSDs pursuant to this Agreement, including those responsibilities of the CSDs described in Exhibit C.

(kk)               “CSD Force” means all of the CSDs and their direct supervisors, managers and trainers, in each case who are employed by Cubist or its Affiliate.

(ll)                 “CSD Materials” has the meaning ascribed to such term in Section 3.2(b).

(mm)             “CSD Training Materials” means the Initial CSD Training Materials and any updates or supplements thereto provided by AstraZeneca or its Affiliates to Cubist pursuant to Section 4.2(e).

(nn)              “Cubicin” means that certain pharmaceutical compound known as daptomycin in prescription form for injection that has received regulatory approval from the FDA to be marketed in the Territory under the trademark Cubicin®.

(oo)              “Cubist” has the meaning ascribed to such term in the Preamble.

(pp)              “Cubist CSD Materials” has the meaning ascribed to such term in Section 3.2(b).

(qq)              “Cubist Indemnified Parties” has the meaning ascribed to such term in Section 14.2.

(rr)                “Cubist Knowledge Group” means []*.

(ss)               “Cubist Program Activities” means activities conducted by or on behalf of Cubist or its Affiliate under the Program with respect to the Product in the Territory (i.e., the Promotion of the Product by Cubist or its Affiliate (including Details), and the CSD Activities with respect to the Product).

(tt)                “Cubist Speaker Programs” has the meaning ascribed to such term in Section 3.3.

(uu)              “Cubist Trademarks” means (i) the Trademarks of Cubist and its Affiliates set forth on Exhibit
G-1, and any pending or future Trademark registrations, applications and unregistered Trademark rights, in each case relating to such Trademarks, and (ii) any current or future modifications or variants of any of the foregoing rights.

(vv)              “Designated Medical Affairs Representatives” has the meaning ascribed to such term in Section 5.1.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(ww)             “Detail” means that part of a Call during which a Representative makes a presentation of the Product to a Target Prescriber such that the relevant characteristics of the Product are described by the Representative consistent with the requirements of this Agreement and Applicable Law and in a manner that is customary in the industry for the purpose of promoting a prescription pharmaceutical product.  When used as a verb, “Detail” means to engage in a Detail.

(xx)               “Disclosing Party” means the party disclosing Confidential Information.

(yy)              “Dispute” means any dispute arising between the parties in connection with or relating to this Agreement, the transactions contemplated hereby or any document or instrument delivered in connection herewith or therewith, other than a dispute that is referable to an accounting firm pursuant to Section 6.2(d).

(zz)               “Dispute Notice” has the meaning ascribed to such term in Section 16.1(a).

(aaa)             “Effective Date” has the meaning ascribed to such term in the Preamble.

(bbb)            “Employment Law” means all federal, state, or local statutes, laws, ordinances, regulations or guidelines relating to (i) employment, (ii) safety and health, and (iii) the payment of taxes and required taxes and payments with respect to employees.

(ccc)             “Escalation Period” has the meaning ascribed to such term in Section 16.1(b).

(ddd)            “FDA” means the United States Food and Drug Administration and any successor agency having substantially the same functions.

(eee)             “Field Alert” has the meaning ascribed to such term in Section 8.1(i).

(fff)               []* has the meaning ascribed to such term in Exhibit A.

(ggg)            []* means, with respect to any period, Net Sales for such period, less []*.

(hhh)            “Gross Sales” means, for a given period, all sales of the Product during such period []* by or on behalf of AstraZeneca or its Affiliates to Third Parties in the Territory (regardless of whether AstraZeneca or its Affiliates have received more or less than the []*.  For purposes of determining Gross Sales, (i) the Product shall be deemed to be sold when shipped, and (ii) sales, transfers or dispositions of the Product for charitable or pre-clinical or clinical studies purposes shall be excluded from Gross Sales, and (iii) sales or transfers of the Product among AstraZeneca and its Affiliates shall be excluded from Gross Sales, provided that any subsequent sale to a Third Party in the Territory shall be included.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(iii)                “Hiring Profile” means, in the case of a position within the Sales Force or CSD Force, the minimum qualifications that Cubist requires with respect to such position based on its standard operating procedures, as such minimum qualifications may, subject to Section 3.4(a), be modified by Cubist from time to time.

(jjj)                “Indemnification Claim Notice” has the meaning ascribed to such term in Section 14.4(a).

(kkk)             “Indemnified Party” has the meaning ascribed to such term in Section 14.4(a).

(lll)                “Indemnifying Party” has the meaning ascribed to such term in Section 14.4(a).

(mmm)          “Infectious Disease Prescriber” means an infectious disease physician identified on that certain list of infectious disease prescribers provided by []* in electronic form to []* on the Effective Date, as such list may be amended from time to time in accordance with this Agreement.

(nnn)            “Infectious Disease Target Account” means any acute care institution where an Infectious Disease Prescriber practices, is employed or otherwise provides services.

(ooo)            “Initial CSD Training Materials” means those certain initial training materials provided to Cubist by AstraZeneca for training the CSDs.

(ppp)            “Initial CSD Training Plan” means that certain plan with respect to training the CSD Force set forth in Exhibit F-2, as such plan may be modified from time to time in accordance with this Agreement.

(qqq)            “Initial CSD Training Program” means that certain training program to be provided to CSDs by AstraZeneca in accordance with Section 4.2.

(rrr)               “Initial Promotional Materials” has the meaning ascribed to such term in Section 3.5.

(sss)             “Initial Sales Training Materials” has the meaning ascribed to such term in Section 4.1(b).

(ttt)               “Initial Sales Training Plan” means that certain plan with respect to training the Sales Force set forth in Exhibit F-1, as modified from time to time in accordance with this Agreement.

(uuu)            “Initial Sales Training Program” has the meaning ascribed to such term in Section 4.1(c).

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(vvv)            “International Accounting Standards” means those accounting standards established by the International Accounting Standards Board from time to time.

(www)          []*.

(xxx)              []*.

(yyy)            “Key Opinion Leader” or “KOL” means a medical professional recognized as a leading expert in his or her respective field with a primary focus on treating infections in the acute care setting or conducting research related to treatment of acute infections in the Territory, including any person set out on that certain list of such medical professionals provided by AstraZeneca to Cubist on the Effective Date.

(zzz)              []* means []* and each of their respective successors and assigns.

(aaaa)           “Know-how” means all technical knowledge, expertise, skill, practice, market research data, marketing and sales data and any other marketing-related data, proprietary rights, regulatory approvals, discoveries, inventions, improvements, trade secrets, copyrights and processes relating to the Product and all preclinical, clinical, stability and other data relating to the Product.

(bbbb)         “Legal Matter” means any Dispute with respect to the existence, negotiation, validity, formation, interpretation, breach, performance or application of this Agreement.

(cccc)           “Losses” has the meaning ascribed to such term in Section 14.2.

(dddd)         “National Sales Meeting” has the ascribed to such term in Section 4.1(d).

(eeee)           “NDA” means a “New Drug Application,” as defined in the Act.

(ffff)             “NDC” means a national drug code.

(gggg)         “Net Sales” means, with respect to any period, Gross Sales for such period less deductions, to the extent actually taken or allowed and not for promotional purposes for:  []*.  Deductions pursuant to subsection (viii) above shall be taken in the Calendar Quarter in which the []*, in accordance with International Accounting Standards.  Any of the deductions specified in this definition that involves a payment or credit shall be taken as a deduction in the Calendar Quarter in which the payment or credit is accrued by AstraZeneca or its applicable Affiliate, in accordance with International Accounting Standards.  For purposes of determining Net Sales, the Product shall be deemed to be sold when shipped, and transfers or dispositions of the Product for charitable purposes or pre-clinical or clinical studies purposes, and sales or transfers of the Product among AstraZeneca and its Affiliates (provided that any subsequent sale to a Third Party shall be included) shall be excluded from Net Sales.  If, as part of any managed care program or arrangement, the Product is sold with other products such that it is not possible to determine which of the deductions set forth above are specifically attributable

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

to the Product, then AstraZeneca shall apportion the deductions across the bundle of products on a fair and reasonable basis.  Notwithstanding anything contained herein, in no event shall any category of expense, to the extent included in AstraZeneca’s determination of the Cost of Goods for a given period, be taken as a deduction in the calculation of Net Sales for such period.

(hhhh)         “Notice” means any notice, request, report, statement or other communication to either party by the other party pursuant to, in connection with, or relating to, this Agreement.

(iiii)              “Nurse In-Service” means []*.

(jjjj)              “Off-Label Information” means any written, printed, graphic or oral information with respect to the Product that is inconsistent with, or outside the scope of, the approved labeling for the Product in the Territory.

(kkkk)          “Other Meropenem Product” means []*.

(llll)              “PDMA” means the Prescription Drug Marketing Act of 1987, as amended, and the rules, regulations and guidelines promulgated thereunder and in effect from time to time.

(mmmm)     “Pediatric Prescriber” means a physician who is an infectious disease physician, or an intensivist or critical care physician, who practices, is employed by or otherwise provides services at a Pediatric Target Account.

(nnnn)         “Pediatric Target Accounts” mean those certain pediatric acute care institutions identified on that certain list of pediatric target accounts provided by []* in electronic form to []* on the Effective Date, as such list may be amended from time to time in accordance with this Agreement.

(oooo)         “Performance Report” has the meaning ascribed to such term in Section 3.11(a).

(pppp)         “Person” means any individual or entity, including a government or political subdivision, department or agency of a government.

(qqqq)         “PIR” has the meaning ascribed to such term in Section 3.8(b).

(rrrr)             “Primary Detail” means a Detail []*.

(ssss)           “Proceeding(s)” has the meaning ascribed to such term in Section 14.1(b)(ii).

(tttt)             “Product” means any form of meropenem (including that form of meropenem in prescription form marketed by AstraZeneca under the Product NDA as of the Effective Date) that is sold by AstraZeneca or its Affiliates in the Territory, but excluding []*.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(uuuu)         “Product Incentive Compensation” has the meaning ascribed to such term in Section 3.15.

(vvvv)         “Product Inventory” means the inventory of finished Product held by AstraZeneca or its Affiliates and []* for sale or distribution in the Territory.

(wwww)      “Product Labels and Inserts” means (i) all labels and other written, printed or graphic matter affixed to any container, packaging or wrapper utilized in connection with the Product, or (ii) any written material physically accompanying the Product, including Product package inserts.

(xxxx)           “Product NDA” means any NDA for any product sold by AstraZeneca under the Trademark Merrem (including that form of meropenem in prescription form currently marketed by AstraZeneca as of the Effective Date).

(yyyy)         “Product Quality Complaint” means any and all manufacturing or packaging-related complaints related to the Product, including (i) any complaint involving the possible failure of the Product to meet any of the specifications for the Product; (ii) any dissatisfaction with the design, package or labeling of the Product; or (iii) any Adverse Event that may involve the quality of the Product, including lack of effect, infection, or request for testing.

(zzzz)           “Product Trademarks” means (i) the Trademark Merrem® and the registrations thereof, (ii) any pending or future Trademark registration applications relating to the Product, (iii) any unregistered Trademark rights relating to the Product as may exist through use prior to or as of the Effective Date, (iv) any current or future modifications or variants of any of the foregoing rights, and (v) any future Trademarks adopted by AstraZeneca or its Affiliates for use in connection with the Product.  For the avoidance of doubt, “Product Trademarks” shall not include any AstraZeneca Housemarks.

(aaaaa)         “Program” means (i) the program of Promotion, including Details, to be conducted by Cubist during the Term in accordance with the terms of this Agreement and (ii) the CSD Activities.

(bbbbb)       “Program Commencement Date” means July 21, 2008.

(ccccc)         “Program Employees” means all members of the Sales Force and the CSD Force and all other employees of Cubist directly engaged in the performance of Cubist’s obligations hereunder.

(ddddd)       “Promotion” means those activities normally undertaken by a pharmaceutical company’s sales force and its supervisors and managers, to implement marketing plans and strategies aimed at encouraging the appropriate use or sale of a particular prescription or other pharmaceutical product, including detailing.  When used as a verb, “Promote” means to engage in such activities.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(eeeee)         “Promotional Materials” means (i) all written, printed, electronic and graphic materials, other than Product Labels and Inserts, provided by AstraZeneca or its Affiliate to Cubist in accordance with this Agreement for use by Representatives during Details, including reminder items and materials used in the Cubist Speaker Programs (i.e., the slide decks) and the Initial Promotional Materials, and (ii) any copies, in any form, of any of the foregoing made by Cubist in accordance with the Agreement.

(fffff)            “Promotion Plan” means that certain promotion plan set forth on Exhibit M, as such plan is modified from time to time in accordance with this Agreement.

(ggggg)       “Public Announcement” means public announcements, press releases, investor calls, or advertising, recruiting and other public documents.

(hhhhh)       “Quarterly Amount Due” has the meaning ascribed to such term in Exhibit A.

(iiiii)             “Quarterly Baseline Sales” has the meaning ascribed to such term in Section 6.1(a).

(jjjjj)             “Receiving Party” means the party receiving or having access to Confidential Information of the other party.

(kkkkk)        “Recipients” has the meaning ascribed to such term in Section 12.1.

(lllll)             “Representative” means a sales representative primarily focused on infectious diseases and therapeutic areas related thereto in the Territory employed by Cubist or any of its Affiliates and whom Cubist or such Affiliate has hired using its own recruiting and hiring standards and who satisfies the Hiring Profile for sales representatives and who has completed the Initial Sales Training Program.  For the avoidance of doubt, the definition of Representatives excludes CSDs.  Cubist’s regional account managers (i.e., sales representatives who work primarily in the outpatient setting) are hereby excluded from (i) the definition of Representatives and (ii) the term “sales representatives,” as such term is used in this Agreement.

(mmmmm)   “Royalties” means any royalties or other amounts due as consideration for a license or other grant of intellectual property rights payable by AstraZeneca or any of its Affiliates if and to the extent that such license or grant of rights is necessary or reasonably useful to make, have made, use, import, sell or offer for sale the Product in the Territory, []* with respect to the sale of the Product in the Territory.

(nnnnn)       “Sales Force” means all of the Representatives and their direct supervisors, managers and trainers, in each case who are employed by Cubist or an Affiliate thereof.

(ooooo)       “Sales Training Materials” means the Initial Sales Training Materials and any updates or supplements thereto provided by AstraZeneca or its Affiliates to Cubist pursuant to Section 4.1(e).

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(ppppp)       “Scientific Support Dispute” means any Dispute with respect to any medical affairs or scientific support matter with respect to the Product, including any matter relating to (i) the conduct of the CSD Activities, (ii) any modification of the Initial CSD Training Plan or (iii) any additional training materials pursuant to Section 4.2(h).

(qqqqq)       “Secondary Detail” means a Detail []*.

(rrrrr)            “Significant Market Event” means any:

(i)          []*

(ii)         []*

(iii)        []*

(iv)       []*

(v)        []*

(vi)       []*

(vii)      []*

(viii)     []*

(each of the foregoing significant market events set out in subsections (i) through (viii), a “Type I SME”),

(ix)        []*

(x)         []*

(xi)        []*

(xii)       []*

(xiii)      []*

(xiv)      []*

(xv)       []*

(xvi)      []*

(each of the foregoing significant market events set out in subsections (ix) through (xvi), a “Type II SME”).  For purposes of this definition the phrase []*.

(sssss)         “Significant Stockout” means []*.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(ttttt)            “Specific AZ Business Policies” means (i) those certain AstraZeneca business policies specified in Exhibit B-2, and (ii) any other business policy adopted by AstraZeneca after the Effective Date that covers subject matter that is substantially similar to a business policy described in the foregoing clause (i) (or a subset of such subject matter).

(uuuuu)       “Specific Cubist Business Policies” means (i) those certain Business Policies specified in Exhibit B-1, and (ii) any other Business Policy adopted by Cubist after the Effective Date that covers subject matter that is substantially similar to a Business Policy described in the foregoing clause (i) (or a subset of such subject matter).

(vvvvv)       “Stepped Amount” has the meaning ascribed to such term in Exhibit A.

(wwwww)   “Stockout” means:

(i)          any failure by AstraZeneca []*

(ii)         any failure by AstraZeneca []*

(iii)        []*, or

(iv)       if the []*.

A Stockout shall be deemed to have ceased as of the date on which:

(A)       in the case of clause (i), []*

(B)        in the case of clause (ii), []*

(C)        in the case of clause (iii), []*, and

(D)        in the case of clause (iv), []*.

(xxxxx)         “Sumitomo” means Sumitomo Pharmaceuticals Co. Limited and its successors and assigns.

(yyyyy)      “Sumitomo License” means that certain agreement between Sumitomo Pharmaceuticals Co., Limited and AstraZeneca UK Limited, as an indirect assignee of Imperial Chemical Industries PLC, dated as of December 7, 1990, as such agreement has been and may be amended from time to time.

(zzzzz)          “Systems” has the meaning ascribed to such term in Section 3.12.

(aaaaaa)      “Target Accounts” means the Infectious Disease Target Accounts, the Critical Care Target Accounts and the Pediatric Target Accounts.

(bbbbbb)    “Target Prescribers” means Infectious Disease Prescribers, Critical Care Prescribers and Pediatric Prescribers.

(cccccc)      “Term” has the meaning ascribed to such term in Section 15.1.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(dddddd)     []*.

(eeeeee)       “Territory” means the United States of America, including Puerto Rico and the District of Columbia, but excluding any other territories or possessions of the United States of America.

(ffffff)           “Third Party” means any Person other than the parties and their respective Affiliates.

(gggggg)     “Third Party Claim” has the meaning ascribed to such term in Section 14.2.

(hhhhhh)     “Trademark” means any trademark, trade dress, brand mark, trade name, brand name, corporate name, logo or business symbol.

(iiiiii)             “Wholesale Acquisition Cost” means AstraZeneca’s published list price for the Product in the Territory (which list price, for clarity, does not include prompt pay or other discounts, rebates or reductions in price) for the month in which the applicable sale of the Product occurred, as such list price is publicly reported by AstraZeneca.

1.2           Construction.

Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the terms “Article,” “Section,” “Schedule” or “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of this Agreement; (e) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and (f) the term “including” or “includes” means “including without limitation” or “includes without limitation.”

ARTICLE II - ENGAGEMENT

2.1           Engagement of Cubist.

AstraZeneca hereby engages Cubist, and Cubist hereby accepts such engagement, to Promote (including to Detail), and engage in CSD Activities with respect to, the Product, and to train its Representatives, CSDs and other employees to conduct Cubist Program Activities, in each case, itself or through any of its Affiliates, in the Territory, commencing on the Effective Date and continuing thereafter during the Term, pursuant to the terms hereof.  Such engagement, with respect to Detailing of Target Prescribers during the Term shall be on an exclusive basis (including as to AstraZeneca and its Affiliates), commencing as of the Program Commencement Date, []*.  From time to time, including as may be reasonably requested by Cubist, AstraZeneca shall keep Cubist reasonably apprised of any Promotion of the Product by AstraZeneca.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

2.2           Conduct of Employees.

Each party shall be legally responsible and liable for the actions, omissions and conduct of all of its employees that conduct activities with respect to the Product pursuant to this Agreement; provided that the foregoing shall be without limitation of, or expansion to, any obligations of the other party under this Agreement (including under Section 14.2 or Section 14.3, as applicable).

ARTICLE III- PROMOTION AND OTHER SERVICES

3.1           Sales Force Obligations.

(a)             Commencing as of the Program Commencement Date and during each Calendar Year of the Term, Cubist shall ensure that the Representatives:  (i) []*, Detail the Product during []* to Infectious Disease Prescribers []*, (ii) Detail the Product to Critical Care Target Accounts as required by the Promotion Plan, and (iii) Detail the Product to Pediatric Target Accounts as required by the Promotion Plan.  In no event shall a Detail be counted in fulfillment of Cubist’s obligations under more than one of clauses (i) through (iii) of this Section 3.1(a).  Cubist shall ensure that (A) each Detail by a Representative to []* is a Primary Detail, and (B) each Detail by a Representative to []* is a Primary Detail or a Secondary Detail.  Cubist’s obligations to conduct Detailing of the Product pursuant to this Section 3.1(a) shall be []*.  If Cubist plans, or is required, to substantially modify its approach to []* in a manner that would be reasonably likely to []*, then Cubist shall notify AstraZeneca in writing as promptly as practicable in advance of such planned modification or requirement (or, in the case of a requirement, if advance notice is not possible, promptly after the imposition of such requirement).  If requested by AstraZeneca within ten (10) calendar days after AstraZeneca’s receipt of such notice from Cubist, the parties shall discuss in good faith whether to amend this Agreement to modify the manner in which Cubist’s level of []* is determined pursuant to this Section 3.1(a) to ensure that such planned modification or any such requirement that is the subject of Cubist’s notice does not have the effect of reducing Cubist’s level of Detailing effort with respect to the Product hereunder.  If the parties do not mutually agree on whether or not to make such amendment, or the terms or conditions of such amendment, within thirty (30) calendar days after such a request by AstraZeneca, then AstraZeneca shall have the right to terminate this Agreement upon sixty (60) calendar days written notice to Cubist, provided that AstraZeneca exercises such right no later than sixty (60) calendar days after AstraZeneca’s receipt of such notice from Cubist.  Without limitation of any of the foregoing, Cubist shall notify AstraZeneca in writing as promptly as practicable of any such cessation or any planned cessation of the Promotion of Cubicin.

(b)             At least ninety (90) calendar days prior to the commencement of each Calendar Year commencing with Calendar Year 2010, the parties shall update the Promotion Plan to specify []* to be conducted by Cubist with respect to the Critical Care Target Accounts and the Pediatric Target Accounts for such Calendar Year.  In addition to the foregoing annual updates, the parties may modify the Promotion Plan from time to time by written agreement.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(c)             If either party desires to modify the list of institutions constituting the Target Accounts, []*.

(d)             Cubist shall ensure that the number of Representatives at all times after the Program Commencement Date and during the Term is not less than []*.  Notwithstanding the foregoing, Cubist may have a vacancy rate with respect to the Representatives not to exceed []* of such minimum required number of Representatives, provided that Cubist shall use Commercially Diligent Efforts to promptly fill any Representative vacancy, or otherwise achieve the minimum required number of Representatives.  Cubist shall perform its Promotion and Detail obligations hereunder exclusively through the Sales Force.

(e)             If reasonably requested by AstraZeneca, and only if and to the extent reasonably required by AstraZeneca to comply with Applicable Law (including complying with AstraZeneca’s Adverse Event reporting obligations under Applicable Law), Cubist shall provide to AstraZeneca a list of the identifying numbers for each Representative (but not the Representative names or any other personally identifiable information of the Representatives) and to the extent that Cubist has such information, []* with respect to the Representatives, which list and information shall be updated from time to time to account for Representative turnover.  For the avoidance of doubt, and without limiting ARTICLE XII, any such background information with respect to any member of the Sales Force provided to AstraZeneca pursuant to this Section 3.1(e) is the Confidential Information of Cubist, and AstraZeneca shall limit disclosure of such Confidential Information relating to any member of the Sales Force to only those employees of AstraZeneca who have a need to know such information for purposes of compliance with AstraZeneca’s reporting and other obligations under Applicable Law.  Upon request, AstraZeneca shall provide Cubist with a list of all of AstraZeneca’s employees who have received or otherwise had access to, or are anticipated to receive or otherwise have access to, any such Confidential Information.

3.2           CSD Obligations.

(a)             Commencing as of the Program Commencement Date and during the Term, Cubist shall be responsible for performing all of the CSD Activities.  Cubist shall ensure that the number of CSDs on the CSD Force is at all times, commencing as of the Program Commencement Date and during the Term, not less than []*.  Notwithstanding the foregoing, Cubist may have a vacancy rate with respect to the CSD Force not to exceed []* of such minimum required number of CSDs, provided that Cubist shall use Commercially Diligent Efforts to promptly fill any CSD vacancy, or otherwise achieve the minimum required number of CSDs.  Cubist shall perform the CSD Activities exclusively through the CSD Force.

(b)             Subject to complying with its obligations under Section 3.9(b), AstraZeneca, in its discretion and at its sole expense, may develop and provide materials to be used by the CSDs in connection with their interactions with Third Parties with respect to the Product (such materials, “AstraZeneca CSD Materials”).  AstraZeneca shall ensure that all AstraZeneca CSD Materials comply with Applicable Law and AstraZeneca’s applicable business policies (to the extent consistent with Applicable Law and this Agreement).    If Cubist desires that one or more CSDs use or provide any materials, other than those provided by AstraZeneca

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

or its Affiliates, in connection with any interactions with Third Parties with respect to the Product, Cubist, in its discretion and at its sole expense, may develop and provide scientific article reprints, slide presentations and such other materials as Cubist may []* consistent with Applicable Law and (to the extent consistent with Applicable Law and this Agreement) the Business Policies (such materials, the “Cubist CSD Materials” and, together with the AstraZeneca CSD Materials, the “CSD Materials”).  In no event shall any Cubist CSD Materials be distributed to any Third Party in connection with the performance of the Cubist Program Activities unless such Cubist CSD Materials have been approved in writing by AstraZeneca for distribution to Third Parties (except if and to the extent that Cubist is required by Applicable Law to distribute such materials to Third Parties).  Cubist shall ensure that all Cubist CSD Materials comply with Applicable Law and the Business Policies (to the extent consistent with Applicable Law and this Agreement).

(c)             The CSDs shall not use any written, printed, electronic or graphic material in their performance of the CSD Activities in substantive interactions with a Third Party with respect to the Product other than the CSD Materials.

(d)             If reasonably requested by AstraZeneca, and only if and to the extent reasonably required by AstraZeneca to comply with Applicable Law (including complying with AstraZeneca’s Adverse Event reporting obligations under Applicable Law), Cubist shall provide to AstraZeneca an identifying number for each CSD (but not the CSD names or any other personally identifiable information of the CSDs) and to the extent that Cubist has such information, []* with respect to the CSDs, which list and information shall be updated from time to time to account for CSD turnover.  For the avoidance of doubt, and without limiting ARTICLE XII, any such background information with respect to any member of the CSD Force provided to AstraZeneca pursuant to this Section 3.2(d) is the Confidential Information of Cubist, and AstraZeneca shall limit disclosure of such Confidential Information relating to any member of the CSD Force to only those employees of AstraZeneca who have a need to know such information for purposes of compliance with AstraZeneca’s reporting and other obligations under Applicable Law.  Upon request, AstraZeneca shall provide Cubist with a list of all of AstraZeneca’s employees who have received or otherwise had access to, or are anticipated to receive or otherwise have access to, any such Confidential Information.

3.3           Speaker Programs.

(a)             Cubist, []* implement promotional speaker programs concerning the Product (including through a Third Party vendor as set forth below in this Section 3.3(a)) (“Cubist Speaker Programs”).  The Cubist Speaker Programs may be directed to []*.  At least one Representative shall attend each Cubist Speaker Program.  Notwithstanding anything contained herein, the parties acknowledge and agree that Cubist shall have the right to implement Cubist Speaker Programs through a Third Party vendor that is reasonably acceptable to AstraZeneca.  []*.

(b)             The development, approval and implementation of the Cubist Speaker Programs, including the content used therein, shall be subject to the procedures set forth in Exhibit D.  Notwithstanding anything in Exhibit D to the contrary, Cubist shall not use any

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

written, printed, electronic or graphic material to Promote the Product during a Speaker Program other than (i) the Product Labels and Inserts, and (ii) Promotional Materials (including reminder items and slide decks) (as provided by AstraZeneca or its Affiliates, or, if applicable, reproduced by Cubist in accordance with this Agreement).

(c)             For clarity, the Cubist Speaker Programs, and any activities in support thereof, shall not constitute Details for purposes of Section 3.1(a).

(d)             AstraZeneca shall ensure that all slide decks provided by AstraZeneca or its Affiliates to Cubist for use in the Speaker Programs comply with Applicable Law and AstraZeneca’s applicable business policies (to the extent consistent with Applicable Law and this Agreement).

3.4           Conduct of the Program.

(a)             Cubist represents that it has disclosed true and correct copies of its Hiring Profiles for its Sales Force and CSD Force.  If Cubist desires to modify any Hiring Profile in a manner that would reduce the minimum qualifications for a position on the Sales Force or CSD Force, Cubist shall notify AstraZeneca in writing of such proposed modification and provide AstraZeneca at least ten (10) business days to comment on such proposed modifications, which comments, if any, shall be considered in good faith by Cubist prior to implementing any such modification.

(b)             Cubist shall make available its Alliance Manager and appropriate management personnel to periodically accompany (i) Representatives on Calls to Target Prescribers and to review whether the conduct of such Calls is consistent with the terms of this Agreement, and (ii) CSDs to review whether the conduct of the CSD Activities is consistent with the terms of this Agreement.

(c)             The Representatives shall remain exclusively under the supervisory authority of Cubist and Cubist’s field management.  The CSDs shall remain exclusively under the supervisory authority of Cubist and Cubist’s CSD manager(s).

(d)             Cubist shall not disseminate any information to the Representatives []* unless dissemination of such information to the Representatives has been approved in writing by AstraZeneca.  Cubist shall provide at least ten (10) business days written notice to AstraZeneca’s Alliance Manager prior to dissemination of any such information to the Representatives, and AstraZeneca shall notify Cubist in writing within ten (10) business days after it receives such notification as to whether or not AstraZeneca approves the dissemination of such information; []*.  If AstraZeneca does not respond within such ten (10) business day period, then AstraZeneca shall be deemed to have approved the dissemination of such information to Representatives.  Any such information disseminated by Cubist shall comply with Applicable Law and the Business Policies (to the extent consistent with Applicable Law and this Agreement).

(e)             AstraZeneca shall provide to Cubist information sufficient to allow the Representatives to discuss Product pricing (i) consistent with the Sales Training Materials or

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(ii) to the extent required by Applicable Law.  Cubist shall ensure that the Representatives discuss Product pricing only in a manner consistent with the Sales Training Materials.

(f)              Any or all of AstraZeneca’s Vice President of GI and Infectious Disease, AstraZeneca’s Brand Director for the Product, and AstraZeneca’s Commercial Brand Leader for the Product, AstraZeneca’s Alliance Manager, and such other persons designated by AstraZeneca as may be approved by Cubist (such approval not to be unreasonably withheld) may conduct field observations of the Representatives; provided that (i) such field observations []*, (ii) such field observations shall be []* and (iii) []*.

(g)             Each party shall respond, as promptly as practicable, to the other party’s requests for information relating to the Promotion of the Product and in the control of such party, to the extent that the requesting party reasonably requires such information to comply with Applicable Law or to perform its obligations under this Agreement.

(h)             []*.

(i)              Except for the limited role of the CSDs set forth on Exhibit C with respect to investigator-sponsored studies, AstraZeneca shall retain all rights and responsibilities with respect to matters relating to the conduct of investigator-sponsored studies or any clinical studies, including Phase IV studies, with respect to the Product.  AstraZeneca shall, in a timely and reasonable manner, including as reasonably requested by Cubist, keep Cubist informed of the conduct and results of such studies and provide information and data, in each case (A) that is reasonably required by the CSD Force in connection with performance of CSD Activities hereunder and (B) solely to the extent that AstraZeneca has the right to provide such results, information and data to Cubist.  If the Cubist Alliance Manager or any CSD receives any inquiry regarding any such matter (to the extent the CSDs are not responsible for responding to such matter pursuant to Exhibit C), Cubist shall []* to refer the Person making the inquiry to AstraZeneca, in a manner directed by AstraZeneca from time to time.  Cubist shall not conduct any such study with respect to the Product without the prior written consent of AstraZeneca.

(j)              Cubist shall ensure that its regional account managers (sales representatives who work primarily in the outpatient setting) do not Promote the Product.  Cubist’s regional account managers may, for the avoidance of doubt, participate in the Initial Sales Training Program and subsequent training conducted by Cubist with respect to the Product.

3.5           Promotional Materials.

(a)             The “Initial Promotional Materials” are those certain promotional materials described in Exhibit N.  AstraZeneca shall use Commercially Diligent Efforts to []*, in each case as promptly as practicable after the Effective Date.

(b)             In addition to the Initial Promotional Materials, AstraZeneca, []*, shall be responsible for developing and producing Promotional Materials hereunder []*, as and to the extent set forth herein.  []*.  Subject only to Section 3.9(e), Cubist shall use the Promotional Materials in connection with the Promotion of the Product until such time as such Promotional

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

Materials expire or AstraZeneca directs in writing to Cubist that such Promotional Materials shall no longer be used.  []*.  (For clarity, (A) AstraZeneca’s obligation set forth in the immediately preceding sentence constitutes AstraZeneca’s sole obligation to []* Promotional Materials, and (B) without limitation of AstraZeneca’s foregoing obligation []*, AstraZeneca shall have the right to direct Cubist to no longer use any given Promotional Materials.)  AstraZeneca shall, in its sole discretion (but in compliance with Applicable Law), determine the content of such Promotional Materials, including the messaging with respect to the Product, []*; provided that AstraZeneca shall include the Cubist Trademarks in such Promotional Materials in a form and manner to be mutually agreed upon by the parties (such agreement not to be unreasonably withheld, conditioned or delayed).  In the event that Cubist desires AstraZeneca to develop and produce Promotional Materials in addition to the Promotional Materials previously provided to Cubist by AstraZeneca, Cubist may propose such additional Promotional Materials to AstraZeneca’s Alliance Manager for consideration by AstraZeneca; provided that, without limitation of Cubist’s rights under Section 3.5(k), AstraZeneca shall have the sole right to determine whether to develop or produce such Promotional Materials.

(c)             All Promotional Materials, whether provided by AstraZeneca or its Affiliates or printed by Cubist, shall be the property of AstraZeneca.

(d)             Cubist shall be responsible, at its expense, for (i) the storage of all Promotional Materials received from AstraZeneca or printed by Cubist hereunder, and (ii) the distribution of all Promotional Materials to the Representatives.

(e)             AstraZeneca shall be solely liable and responsible for the content of all Promotional Materials (excluding any Cubist Trademark) and for ensuring that such Promotional Materials comply with Applicable Law, []* (to the extent consistent with Applicable Law and this Agreement) and the requirements of this Agreement.  []* provided that, at a minimum, AstraZeneca shall review any given Promotional Material within []* from the date on which AstraZeneca last reviewed such Promotional Material.  AstraZeneca shall notify Cubist in writing of any materials that have been approved by AstraZeneca for use as Promotional Materials and that such materials have been so approved, promptly following such approval.

(f)              Cubist shall determine []* the Promotional Materials, subject to compliance with Applicable Law with respect to the use of such Promotional Materials in connection with the Product, the terms of this Agreement and the Business Policies (to the extent consistent with Applicable Law and this Agreement).  Cubist shall immediately cease the use of any Promotional Materials (i) when instructed to do so by AstraZeneca or (ii) as of the expiration date of such Promotional Materials (as such expiration date is provided to Cubist by AstraZeneca).  Cubist shall use the Promotional Materials only for the purposes contemplated by this Agreement and only in connection with the Promotion of the Product.

(g)             Without limiting any of AstraZeneca’s obligations under this Agreement, Cubist may reproduce any Promotional Materials that have not expired in connection with its Promotion of the Product under this Agreement; provided that such reproduction is (i) in the same form, and of the same nature and quality, as the original Promotional Materials, or (ii) done in a manner agreed by AstraZeneca in writing (provided that

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

if AstraZeneca’s Alliance Manager receives a written request from Cubist, AstraZeneca shall notify Cubist in writing within ten (10) business days after AstraZeneca’s Alliance Manager receives such request as to whether or not AstraZeneca approves the proposed reproduction and if AstraZeneca does not respond within such ten (10) business day period, then AstraZeneca shall be deemed to have approved such reproduction).  Cubist shall not change or otherwise alter the Promotional Materials in any way (including by underlining or otherwise highlighting any text or graphics or adding any notes thereto).  AstraZeneca hereby grants Cubist a non-exclusive, royalty-free license under all copyrights owned or controlled by AstraZeneca or its Affiliates that cover the Promotional Materials and all other materials provided by AstraZeneca or its Affiliates to Cubist in connection with the Product solely for the purpose of copying, displaying and distributing such Promotional Materials or other materials, to the extent that such copying, displaying and distributing is permitted hereunder, for the purpose of satisfying Cubist’s obligations hereunder, which license shall automatically and immediately terminate upon the expiration or earlier termination of this Agreement for any reason and shall be non-transferable (except through a permitted assignment of this Agreement) and non-sublicensable.

(h)             If any member of the Sales Force leaves the Sales Force, Cubist shall use reasonable efforts to retrieve from such Person, or have destroyed, all Promotional Materials in his or her possession and for any Promotional Materials retrieved from such departing member of the Sales Force that have not yet expired, Cubist shall provide such Promotional Materials to another member of the Sales Force.

(i)              Notwithstanding anything in this Section 3.5 to the contrary, AstraZeneca shall have the sole right and responsibility []* to develop, produce and provide to Cubist reminder items with respect to the Product (and AstraZeneca shall ensure that such reminder items comply with Applicable Law, []* (to the extent consistent with Applicable Law and this Agreement) and the requirements of this Agreement), for distribution to Target Prescribers in quantities that are determined by AstraZeneca in its sole discretion.

(j)              Cubist shall not use any written, printed, electronic or graphic material to Promote the Product during a Detail other than (i) the Product Labels and Inserts, (ii) Promotional Materials (including reminder items) (as provided by AstraZeneca or its Affiliates, or, if applicable, reproduced by Cubist) or (iii) other materials approved by AstraZeneca in writing for use in Details (provided that if Cubist submits any such materials to AstraZeneca’s Alliance Manager for AstraZeneca’s review and approval, AstraZeneca shall notify Cubist in writing within ten (10) business days after AstraZeneca’s Alliance Manager receives such submission as to whether or not AstraZeneca approves such materials and if AstraZeneca does not respond within such ten (10) business day period, then AstraZeneca shall be deemed to have approved such materials).  The parties acknowledge and agree that any such materials shall be subject to review and approval through the AZAP Review Team []*.

(k)             If Cubist plans to conduct any Promotion activity with respect to the Product in the Territory other than Detailing and Cubist Speaker Programs (e.g., an exhibit at a tradeshow or similar Promotional or scientific event), Cubist may do so if AstraZeneca approves such activity in writing (provided that if Cubist submits any such proposed activity to AstraZeneca’s Alliance Manager for AstraZeneca’s review and approval, AstraZeneca shall

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

notify Cubist in writing within ten (10) business days after AstraZeneca’s Alliance Manager receives such submission as to whether or not AstraZeneca approves such activity and if AstraZeneca does not respond within such ten (10) business day period, then AstraZeneca shall be deemed to have approved such activity).  In connection with any such activity, Cubist shall not use any written, printed, electronic or graphic material to Promote the Product during such activity other than (i) the Product Labels and Inserts, (ii) Promotional Materials (including reminder items) (as provided by AstraZeneca or its Affiliates, or, if applicable, reproduced by Cubist) or (iii) other materials approved by AstraZeneca in writing for use in conducting such activity (provided that if Cubist submits any such materials to AstraZeneca’s Alliance Manager for AstraZeneca’s review and approval, AstraZeneca shall notify Cubist in writing within ten (10) business days after AstraZeneca’s Alliance Manager receives such submission as to whether or not AstraZeneca approves such materials and if AstraZeneca does not respond within such ten (10) business day period, then AstraZeneca shall be deemed to have approved such materials).  The parties acknowledge and agree that any such materials shall be subject to review and approval through the AZAP Review Team []*.

(l)              Cubist shall not distribute any Product reminder items after December 31, 2008, and shall destroy any Product reminder items in Cubist’s possession that have not been distributed, on or prior to December 31, 2008, in accordance with this Agreement, provided that Cubist shall not be required to destroy de minimis quantities of reminder items in the possession of its employees that are retained for personal or internal use.

3.6           No Samples.

The parties acknowledge and agree that (a) AstraZeneca shall have no obligation to provide any samples of the Product and (b) Cubist shall not distribute any samples of the Product.

3.7           Statements about the Product.

Cubist shall ensure that (a) the Representatives make only those statements and claims regarding the Product, including as to efficacy and safety, that are consistent with and within the scope of the Product Labels and Inserts and the then-current Promotional Materials and Detail the Product in a fair and balanced manner and (b) no Program Employee provides any Off-Label Information to any Third Party []*.  Cubist shall not make any knowingly untrue or misleading statements or comments about (i) the Product, or (ii) AstraZeneca or its Affiliates or any of their respective employees.

3.8           Requests for Medical Information.

(a)             Notwithstanding anything in this Agreement or the Business Policies to the contrary, no Program Employee may respond to or otherwise communicate with any Target Prescriber or other Third Party with respect to any Off-Label Information []*.

(b)             AstraZeneca shall have the exclusive right to respond in the ordinary course of its business, to all questions or requests for information about the Product made by any

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

medical professionals or any other Person to the Representatives or CSDs, that (i) warrant a response beyond the understanding or knowledge of the Representative or CSD, as applicable, or (ii) are outside the scope of the Product Labels and Inserts or the Promotional Materials (each, a “PIR”); provided that []*.  Cubist shall promptly communicate all PIRs (other than any PIR for which a response is provided by a CSD pursuant to Section 3.8(a)) to AstraZeneca as follows:  by telephone at []* (or such other number as AstraZeneca may designate from time to time) (which unpublished number is not to be provided by Cubist to Third Parties), 8:00 a.m. – 6:00 p.m. ET, Monday through Friday, excluding holidays, or completing an electronic Web PIR Form at []*, or such other website address as AstraZeneca may designate from time to time.  Cubist shall have the right at its option to include a hyperlink to such website address on Cubist’s internal website for the Product in a form and manner to be mutually agreed upon by the parties (such agreement not to be unreasonably withheld, conditioned or delayed).  Cubist may also provide the following published number 1-800-236-9933 (or such other number as AstraZeneca may designate from time to time) to medical professionals (and any other Persons who make any PIRs) for such Persons to contact the AstraZeneca Information Center directly (provided that the foregoing shall not limit Cubist’s obligations set out above in this Section 3.8(b) with respect to any PIRs).  Cubist may at its option require a signed document from any Person making an unsolicited inquiry before accepting the inquiry.

(c)             In connection with the Program, including the Promotion of the Product, Cubist may inform Target Prescribers or other medical professionals that they may contact the AstraZeneca Information Center at 1-800-236-9933 (or such other number as AstraZeneca may designate from time to time) regarding questions or requests for information about the Product.

3.9           Compliance with Laws and Policies.

(a)             Cubist shall notify AstraZeneca’s Alliance Manager in writing in advance of any material changes to the []*.  Any material change to a []* shall require []*; provided that if Cubist submits such a change to a []* to AstraZeneca’s Alliance Manager for AstraZeneca’s review and approval, AstraZeneca shall notify Cubist in writing within ten (10) business days after AstraZeneca’s Alliance Manager receives such submission as to whether or not AstraZeneca approves such change to []* and if AstraZeneca does not respond within such ten (10) business day period, then AstraZeneca shall be deemed to have approved such change.  AstraZeneca may []*.  AstraZeneca shall notify Cubist in writing of any material changes []*.  If requested by Cubist, AstraZeneca shall provide Cubist with its []*.  Cubist shall adopt, prior to the Program Commencement Date, a business policy with respect to the conduct of CSD Activities and upon its adoption, such business policy shall constitute a Specific Cubist Business Policy.  Such policy shall require the approval of AstraZeneca as if it were a change to []* pursuant to this Section 3.9(a), provided, however, that (i) AstraZeneca shall notify Cubist in writing as promptly as practicable whether it approves such policy, (ii) in no event shall Cubist be in breach of the immediately preceding sentence due to a delay by AstraZeneca with respect to such notification, and (iii) in no event shall Cubist permit its CSDs to interact with Third Parties with respect to the Product until such policy has been adopted and distributed to the CSDs.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(b)         Cubist shall perform all of its obligations under this Agreement in compliance with (i) Applicable Law, (ii) Employment Law, and (iii) the Business Policies (to the extent consistent with Applicable Law and this Agreement).  AstraZeneca shall perform all of its obligations under this Agreement, including its preparation and development of Promotional Materials, AstraZeneca CSD Materials, the content of Cubist Speaker Programs, training materials and any other Product-related materials used by AstraZeneca or its Affiliates or provided to Cubist under this Agreement, in compliance with (A) Applicable Law, (B) Employment Law, and (C) AstraZeneca’s business and other applicable policies (to the extent consistent with Applicable Law and this Agreement).

(c)          Each party shall ensure that all employees of such party or its Affiliates engaged in the performance of such party’s obligations under this Agreement comply with the requirements set forth in Section 3.9(b) and the other terms and conditions of the Agreement.  Cubist shall report on or before thirty (30) calendar days after the end of each Calendar Quarter to AstraZeneca all []*.  AstraZeneca shall report on or before thirty (30) calendar days after the end of each Calendar Quarter to Cubist []*.

(d)         Each party shall screen any employees performing such party’s obligations under this Agreement against the United States Health and Human Services Office of Inspector General and Government Services Administration Websites for excluded persons and shall not utilize any persons determined by such screen to be an excluded person in connection with the performance of its obligations under this Agreement.

(e)          Notwithstanding anything in this Agreement to the contrary, neither party shall be required to take any action if (i) such action would violate any settlement or judgment to which it may be subject from time to time during the Term, or (ii) such party reasonably determines, based on the advice of legal counsel or other appropriate experts, that such action would violate any Applicable Law, including any such action involving the use or dissemination of any Promotional Materials (including reminder items), training materials provided by AstraZeneca or its Affiliates, including the Sales Training Materials and the CSD Training Materials, or CSD Materials.  []*; provided, that the foregoing shall not limit AstraZeneca’s obligations pursuant to this Section 3.9 or Section 14.2; and provided further, that, []*.  For the avoidance of doubt, nothing contained herein shall limit Cubist’s rights under Section 3.5(f).

(f)          Within a reasonable time after the Effective Date, AstraZeneca shall provide to Cubist a list of the expiration dates for the Promotional Materials, AstraZeneca CSD Materials and other materials provided by or on behalf of AstraZeneca or its Affiliates to Cubist under this Agreement, which list AstraZeneca shall update from time to time to include additional materials so provided by AstraZeneca or its Affiliates.

3.10         Sales Meetings.

Cubist shall notify AstraZeneca in writing of Cubist’s sales meeting as promptly as possible after such sales meetings have been scheduled.  Upon AstraZeneca’s reasonable request, with reasonable advance notice, Cubist shall permit AstraZeneca’s Vice President of GI

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

and Infectious Disease, the Brand Director for the Product, the Commercial Brand Leader for the Product, and Alliance Manager to participate, at AstraZeneca’s expense, in those portions of the sales meetings of Cubist at which promotion and strategies relating to the Product are discussed, including such portions of Cubist’s annual sales meeting.  AstraZeneca shall be afforded the opportunity to make a presentation during any such meeting and the amount of time allocated to AstraZeneca for any such presentation shall be reasonable under the circumstances.  AstraZeneca’s participation in such sales meetings []*.

3.11         Reporting by the Parties.

(a)          Reporting by Cubist.  Subject to Section 3.12, within []* calendar days after the end of each of the applicable time periods specified below (or, with respect to Section 3.11(a)(ix), []* business days after the end of the applicable Calendar Quarter), Cubist shall furnish AstraZeneca with a written report that provides the following information (which information shall be (x) based on the information collected by Cubist’s Systems or (y) with respect to information that is not collected by Cubist’s Systems, as determined by Cubist in its ordinary course of business) for such time period (each, a “Performance Report”):

(i)            on a monthly and Calendar Quarterly basis, a report substantially in the form attached as Exhibit J;

(ii)           on a Calendar Quarterly basis, the minimum number of Representatives, the minimum number of Sales Force management (excluding Representatives), the maximum number of vacancies, the average time open of any vacancies and the maximum vacancy rate, in each case with respect to the Representatives for such period, and the total number of Representatives at the end of such period;

(iii)          on a Calendar Quarterly basis, the minimum number of CSDs, the maximum number of vacancies and average time open of any vacancies, in each case with respect to the CSDs for such period, and the total number of CSDs at the end of such period;

(iv)          on a Calendar Quarterly basis, a report listing the CSD Activities performed substantially in the form attached as Exhibit K;

(v)           at the end of the second Calendar Quarter and the end of the fourth Calendar Quarter of each Calendar Year, a list identifying KOLs and institutions to be targeted by the CSD Force for scientific support;

(vi)          on a Calendar Quarterly basis, (A) the number of members of the Sales Force completing (1) the Initial Sales Training Program, and (2) any supplemental and updated training for the Promotion of the Product and (B) the number of members of the CSD Force completing (1) the Initial CSD Training Plan and (2) any supplemental and updated training in connection with the Product;

(vii)         at the end of the second Calendar Quarter and the end of the fourth Calendar Quarter of each Calendar Year, the CSD region plans with respect to the Product;

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(viii)        on a Calendar Quarterly basis, for each Cubist Speaker Program conducted during such Calendar Quarter, the program date, the city and state of the program location, name of the location (as reported by the applicable Representative), the speaker name and the approximate number of attendees; and

(ix)           on a Calendar Quarterly basis, the list of persons included as []*.

(b)         Reporting by AstraZeneca.  Within []* calendar days after the end of each of the applicable time periods specified below (or, with respect to any time period less than a Calendar Quarter, []* calendar days after the end of each of the applicable time periods specified below), AstraZeneca shall furnish Cubist with a written report containing the following information  (which information shall be (i) based on the information collected by AstraZeneca’s systems or (ii) with respect to information that is not collected by AstraZeneca’s systems, as determined by AstraZeneca in its ordinary course of business (subject to modification of AstraZeneca’s standard operating procedures with respect to its products generally)) with respect to such time period (each, an “AstraZeneca Report”):

(i)            on a weekly and monthly basis, for the Territory, the Product unit sales by AstraZeneca or any of its Affiliates to distributors and other Third Parties substantially in the form attached as Exhibit O;

(ii)           on a monthly basis, for the Territory, Product returns to AstraZeneca or its Affiliates from distributors substantially in the form attached as Exhibit O;

(iii)          on a monthly basis, the amount and a detailed calculation of the Gross Sales and Net Sales (including all deductions (by category) included in the calculation thereof) substantially in the form attached as Exhibit P;

(iv)          on a Calendar Yearly basis, the amount and a detailed calculation of the Annual Amount Due substantially in the form attached as Exhibit Q, which calculation shall be consistent with the methodology set forth in Exhibit A for the calculation of the Annual Amount Due; and

(v)           on a monthly basis, AstraZeneca shall provide to Cubist a report with respect to the Product Inventory substantially in the form attached as Exhibit R.

3.12         Information Technology.

Cubist shall have the sole right and responsibility to determine and provide, at its expense, the information technology systems (the “Systems”) to be employed by its Program Employees in the performance of Cubist’s responsibilities under this Agreement with respect to the Promotion of the Product.  Cubist shall (a) use Commercially Diligent Efforts to implement Systems with the capacity and ability to collect the information required to comply with Cubist’s reporting obligations pursuant to Sections 3.11(a)(i) and 3.11(a)(viii) hereunder as promptly as practicable following the Effective Date, and (b) ensure that such Systems are available for use no later than []* (the “Implementation Date”) to comply with Cubist’s reporting obligations pursuant to Sections 3.11(a)(i) and 3.11(a)(viii) hereunder.  Without limiting the foregoing,

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

Cubist shall use Commercially Diligent Efforts to make the Systems available for preliminary use on []* and to generate preliminary reports pursuant to Sections 3.11(a)(i) and 3.11(a)(viii) hereunder by []*; provided that AstraZeneca acknowledges that such reports would be preliminary and may be incomplete as Cubist rolls out and implements the Systems).  During the period commencing on the Program Commencement Date and continuing until the Implementation Date, (i) AstraZeneca acknowledges and agrees that the Systems may not be available or fully operational to generate the reports required pursuant to Section 3.11(a)(i) and 3.11(a)(viii), and (ii) Cubist shall instruct the Representatives detailing Cubicin in the Territory to Detail the Product as a Primary Detail or a Secondary Detail []* and, if requested by AstraZeneca, []*.

3.13         Certain AstraZeneca Efforts; Manufacture and Supply of Product.

(a)          AstraZeneca shall, at its cost and expense, have the sole responsibility for the manufacture and supply of the Product in the Territory.  AstraZeneca shall use Commercially Diligent Efforts to manufacture or have manufactured and to supply or have supplied []* during the Term.  AstraZeneca shall ensure that Product for sale or distribution in the Territory is manufactured, filled, finished, packaged, labeled, tested, stored, distributed, promoted (other than Promoted by Cubist hereunder), marketed, imported, sold and offered for sale in material compliance with the Product NDA, Applicable Law, AstraZeneca’s applicable business policies (to the extent consistent with Applicable Law and this Agreement) and the requirements of this Agreement (including, with respect to the manufacture of the Product, in compliance with good manufacturing practices (the current standards for manufacture, as set forth in the Act and applicable regulations and guidelines promulgated thereunder)).

(b)         AstraZeneca shall notify in writing Cubist as promptly as practicable of the occurrence of any Stockout.

(c)          AstraZeneca shall maintain the website for the Product in the Territory which is located at http://www.merremiv.com and http://www.merrem.com during the Term.  AstraZeneca shall update such website(s), []*, so that such website(s) are consistent with the []*.  Cubist shall have the right at its option to include a hyperlink to such website addresses for the Product on Cubist’s website in a form and manner that shall be mutually agreed upon by the parties (such agreement not to be unreasonably withheld, conditioned or delayed) and subject to AZAP Review Team review []*.

3.14         Orders for Product; Terms of Sale and other Contracting Matters.

(a)          AstraZeneca shall have the sole responsibility and right to fill orders with respect to the Product.  Cubist shall not take orders for the Product, but if for any reason Cubist should receive sales orders for the Product, Cubist shall promptly forward such orders to AstraZeneca.  Subject to AstraZeneca’s obligation set forth in the second sentence of Section 3.13(a), all orders for the Product shall be subject to AstraZeneca’s acceptance, in its sole discretion, and AstraZeneca may cancel any order for the Product, or any part thereof, at any time after acceptance without thereby incurring any liability to Cubist.  (Nothing in the foregoing is intended to limit AstraZeneca’s obligations or Cubist’s rights under Section 6.2(f) or Section 14.2.)

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

AstraZeneca shall be solely responsible for responding to requests from physicians for individual patients who need the Product but are unable to afford it.  Any such request received by Cubist should be forwarded to AstraZeneca for processing in such manner as may be reasonably requested by AstraZeneca in writing from time to time.  Except as provided in the immediately preceding sentence, Cubist shall have no obligation with respect to any patient assistance program of AstraZeneca with respect to the Product.  AstraZeneca shall have the sole right and responsibility for establishing and modifying the terms and conditions of the sale of the Product, including the price at which the Product will be sold, whether the Product shall be subject to any trade or quantity discounts, whether any discount shall be provided for payments on accounts receivable, whether the Product shall be subject to rebates, returns and allowances or retroactive price reductions, the channels of distribution of the Product, and whether credit is to be granted or refused in connection with the sale of the Product.

(b)         Without limitation of Section 3.14(a), AstraZeneca shall be solely responsible for all contracting with respect to the sale of the Product, including the setting of pricing for the Product; provided that AstraZeneca shall notify in writing Cubist promptly following any change in the Wholesale Acquisition Cost.  AstraZeneca shall be solely responsible for complying with pricing requirements with respect to the Product in the Territory under Applicable Law (and related reporting, as set forth in Section 8.1(b)) and Cubist shall have no liability or responsibility with respect thereto.  Except for the CSD Activities as they relate to hospital formulary committees and hospital buying groups, AstraZeneca shall be responsible for activities relating to managed care market segments, including (i) contract strategy, (ii) contract creation, (iii) government reporting and rebate processing, (iv) contract compliance, monitoring and audits, (v) contract administration and claims processing, and (vi) any other matters related to managed care.  []*.

3.15         Incentive Compensation by Cubist.

Subject to Applicable Law, Cubist shall provide to the Representatives who Detail the Product in the Territory Product Incentive Compensation (as defined below in this Section 3.15) with respect to the Product, which Product Incentive Compensation shall be paid to a Representative if such Representative []* (“Product Sales Target”); provided that []*.  “Product Incentive Compensation” means the incentive compensation payable to a Representative for a given Calendar Year []*. “Incentive Compensation” means the incentive compensation payable to a Representative for a given Calendar Year if such Representative []*.

ARTICLE IV- TRAINING

4.1           Sales Force Training Programs.

(a)          Cubist shall ensure that each sales representative employed by Cubist or any of its Affiliates who will be Detailing the Product in the Territory, including all such representatives who are employed by Cubist or such Affiliate as of the Effective Date who will be Detailing the Product in the Territory (provided that they remain in the employ of Cubist or an Affiliate thereof), and the other members of the Sales Force have been or shall be trained with

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

respect to compliance with Applicable Law, the applicable requirements of this Agreement and the Specific Cubist Business Policies (to the extent consistent with Applicable Law and this Agreement), and specifically in accordance with the terms of this Section 4.1, subject to AstraZeneca fulfilling its obligations under this Section 4.1 (including with respect to providing the Initial Sales Training Materials and any additional Sales Training Materials, as and to the extent set forth herein).

(b)         AstraZeneca shall develop and provide, at its cost and expense, copies in printed or electronic form, as determined by AstraZeneca, of the initial training materials to Cubist sufficient for training the Sales Force with respect to the Product (“Initial Sales Training Materials”) and shall use Commercially Diligent Efforts to provide such materials as promptly as practicable after the Effective Date. The Initial Sales Training Materials shall include those components set forth on Exhibit L.  AstraZeneca shall be responsible for the costs and expenses of the Initial Sales Training Program (including for the Initial Sales Training Materials but excluding any internal and external costs and expenses incurred by Cubist, including any compensation paid or for technology provided by Cubist to its personnel for participating in the Initial Sales Training Program, which costs and expenses shall be borne by Cubist).  Cubist shall be responsible for all costs and expenses of any training of its Representatives other than those for which AstraZeneca is responsible pursuant to this Section 4.1(b).

(c)          Cubist shall (i) ensure that all sales representatives of Cubist or its Affiliate as of the Effective Date (provided they remain employed by Cubist or its Affiliate) and any sales representatives subsequently hired by Cubist or its
Affiliate []*, along with other members of the Sales Force, are trained using the Initial Training Materials in accordance with this Agreement (such program, the “Initial Sales Training Program”) prior to Detailing or otherwise Promoting the Product (or providing supervision, management or training with respect thereto) and (ii) permit only those members of the Sales Force who have completed the Initial Sales Training Program and who demonstrate a thorough knowledge of the Product and the Product’s associated disease entities by achieving a minimum score of []* on the assessment test included in the Initial Sales Training Materials and any additional tests specified in the Initial Sales Training Plan, which test(s) shall be administered by Cubist, as instructed by AstraZeneca, to Detail or otherwise Promote the Product (or provide supervision, management or training with respect thereto).  Cubist may permit its Sales Force members to retake such assessment test(s) to the extent consistent with the Business Policies (to the extent consistent with Applicable Law and this Agreement).  Cubist shall maintain and make available to AstraZeneca, upon AstraZeneca’s request, records of such test results.  Cubist shall use reasonable efforts to ensure that, at all times on and after the Program Commencement Date, by the applicable dates specified in the Initial Sales Training Plan or as otherwise agreed by the parties in writing, all Cubist sales representatives who will be Detailing the Product hereunder have completed the training required by this Section 4.1 with respect to the Product (as demonstrated by achieving a minimum score of []* on the assessment test included in the Initial Sales Training Materials and any additional tests specified in the Initial Sales Training Plan).

(d)         Without limitation of any other provisions of this Section 4.1, the parties shall coordinate to provide training of the Sales Force with respect to the Product at Cubist’s national sales meeting (the “National Sales Meeting”) anticipated to be held in July 2008.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

Such training is intended to be in addition to, not in lieu of, the Initial Training Program.  Except as otherwise agreed by the parties in writing or specified in the Initial Sales Training Plan, each party shall bear its own costs and expenses associated with preparing for, conducting and participating in the National Sales Meeting, including the costs and expenses associated with the attendance by such party’s employees at such National Sales Meeting.  AstraZeneca and Cubist shall cooperate to prepare and conduct the portion of such meeting relating to the Product.

(e)          AstraZeneca shall promptly provide to Cubist updated or supplemental training materials for the Product for the Representatives Detailing the Product if Applicable Law requires that such training materials be updated or supplemented or if such materials are inconsistent with Applicable Law.  In addition, AstraZeneca may from time to time provide to Cubist supplemental training materials for the Representatives Detailing the Product.  In such a case, the parties shall modify the Initial Sales Training Plan to provide for training of the Representatives of the Sales Force who are or will be Detailing the Product in the Territory using such training materials within a reasonable time period.  Cubist shall ensure that the Representatives Detailing the Product are trained using such training materials and shall use reasonable efforts to ensure that such Representatives are trained within the time period set forth in the Initial Sales Training Plan, which plan shall be amended by mutual written agreement of the Alliance Managers to establish a reasonable time period during which such training will be completed, taking account of Cubist’s regularly scheduled training meetings.  (In the event the parties do not reach agreement on amendment to the plan, Cubist shall ensure that such training occurs within a reasonable time period after the date on which AstraZeneca provides the training materials.)

(f)          Upon AstraZeneca’s reasonable request and with reasonable advance notice, AstraZeneca may, at its own expense, have AstraZeneca’s Vice President of GI and Infectious Disease, AstraZeneca’s Brand Director for the Product, and AstraZeneca’s Commercial Brand Leader for the Product, AstraZeneca’s Alliance Manager, and such other persons designated by AstraZeneca as may be approved by Cubist (such approval not to be unreasonably withheld), observe Cubist’s Sales Force training meetings relating to the Product, if any.  To the extent provided in the Initial Sales Training Plan, AstraZeneca shall, at its own expense, cause its applicable personnel to participate in Cubist’s Sales Force training meetings relating to the Product (other than the National Sales Meeting, which is the subject of Section 4.1(d)).

(g)         In the event that Cubist desires to conduct any training of its Sales Force specifically with respect to the Product using any training materials other than the Sales Training Materials, Cubist shall obtain the approval of AstraZeneca of the training materials to be used in connection with such training prior to conducting such training; provided that AstraZeneca shall review such training materials and notify Cubist within a reasonable period of time as to whether or not AstraZeneca approves such training materials (and if AstraZeneca does not approve any such training materials, such notice shall include the reason for such non-approval).  The foregoing shall not require Cubist to obtain any consent to generally train the Sales Force in a manner consistent with Cubist’s Business Policies or past practices (to the extent consistent with Applicable Law and this Agreement).

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(h)         AstraZeneca shall ensure that all Sales Training Materials comply with Applicable Law and AstraZeneca’s applicable business policies (to the extent consistent with Applicable Law and this Agreement).  Cubist shall ensure that training materials provided by Cubist (for clarity, other than the Sales Training Materials) to train the Representatives with respect to the Product comply with Applicable Law and the Business Policies (to the extent consistent with Applicable Law and this Agreement).

4.2           CSD Training.

(a)          Cubist shall ensure that each member of the CSD Force who will be conducting CSD Activities in the Territory shall be trained with respect to compliance with Applicable Law and the applicable requirements of this Agreement, and trained in accordance with the terms of this Section 4.2, subject to AstraZeneca fulfilling its obligations under this Section 4.2.

(b)         AstraZeneca shall develop and provide, at its cost and expense, the initial CSD training materials for training the CSD Force with respect to the Product (“Initial CSD Training Materials”) as promptly as practicable after the Effective Date.  AstraZeneca shall be responsible for the costs and expenses of the Initial CSD Training Program (excluding any internal and external costs and expenses of Cubist, including any compensation paid or for technology provided by Cubist to its personnel for participating in the Initial CSD Training Program, which costs and expenses shall be borne by Cubist).  Cubist shall be responsible for all costs and expenses of any training of its CSDs other than those for which AstraZeneca is responsible pursuant to this Section 4.2(b).

(c)          Cubist shall (i) ensure that all members of the CSD Force are trained using the Initial CSD Training Materials in accordance with this Agreement (such program, the “Initial CSD Training Program”) prior to commencing the CSD Activities and (ii) permit only those members of the CSD Force who have completed the Initial CSD Training Program to conduct CSD Activities.  Cubist shall ensure that, on and after the Program Commencement Date, all members of the CSD Force have completed the training required by this Section 4.2, and shall use reasonable efforts to ensure that such training is completed by the applicable dates specified in the Initial CSD Training Plan or as otherwise agreed by the parties in writing.

(d)         After the Program Commencement Date, other than as specified with respect to the Initial CSD Training Program (and any updates or supplements thereto provided pursuant to Section 4.2(e)), subject to Section 4.2(h), Cubist shall be responsible for all training of members of the CSD Force employed by Cubist or its Affiliate at any time during the Term.

(e)          AstraZeneca shall promptly provide to Cubist updated or supplemental training materials for the CSD Force if Applicable Law requires that such training materials be updated or supplemented.  In addition, AstraZeneca may from time to time provide to Cubist supplemental training materials for the CSD Force.  In such a case, the parties shall modify the Initial CSD Training Plan to provide for training of the CSD Force using such training materials within a reasonable time period.  Cubist shall ensure that the members of the CSD Force are trained using such training materials within the time period set forth in the Initial CSD Training

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

Plan, which plan shall be amended by the parties to establish a reasonable time period during which such training will be completed, taking account of Cubist’s regularly scheduled training meetings.  In the event the parties do not reach agreement on amendment to the plan, Cubist shall ensure that such training occurs within a reasonable time period after the date on which AstraZeneca provides the training materials.

(f)          Cubist shall permit only those members of the CSD Force who have completed the Initial CSD Training Program and demonstrated competency as determined by Cubist’s management to perform the CSD Activities with respect to the Product in the Territory under this Agreement.

(g)         Upon AstraZeneca’s reasonable request and with reasonable advance notice, AstraZeneca may, at its own expense, have AstraZeneca’s Vice President of GI and Infectious Disease, AstraZeneca’s Alliance Manager, either of AstraZeneca’s regional scientific managers with respect to the Product, and such other persons designated by AstraZeneca as may be approved by Cubist (such approval not to be unreasonably withheld) observe Cubist’s CSD Force training meetings relating to the Product, if any.  To the extent provided in the Initial CSD Training Plan, AstraZeneca shall, at its own expense, cause its applicable personnel to participate in Cubist’s CSD Force training meetings relating to the Product.

(h)         Without limitation of Cubist’s rights in Section 3.2(b) with respect to providing Cubist CSD Materials to CSDs, in the event that Cubist desires to conduct any training of its CSD Force specifically with respect to the Product using any training materials other than the CSD Training Materials, including any training conducted pursuant to this Section 4.2(h), Cubist shall obtain the approval of the Designated Medical Representative of AstraZeneca of the training materials to be used in connection with such training prior to conducting such training (provided that if AstraZeneca’s Designated Medical Representative receives a written request from Cubist, AstraZeneca shall notify Cubist in writing within []* after AstraZeneca’s Designated Medical Representative receives such request as to whether or not AstraZeneca approves the proposed training materials and if AstraZeneca does not respond within such five (5) business day period, then AstraZeneca shall be deemed to have approved such training materials []*).  In such a case, the parties shall modify the Initial CSD Training Plan to provide for training of the CSD Force for the Product using such other materials within a reasonable time period.  For the avoidance of doubt the foregoing shall not limit Cubist from providing any training materials or conducting any training of its CSD Force that is general in nature or which relates to products other than the Product.

(i)           Without limitation of any of the foregoing, Cubist shall ensure that each member of its CSD Force is properly trained in accordance with Applicable Law, the terms of this Agreement and the Business Policies (to the extent consistent with Applicable Law and this Agreement) to []*.

(j)           AstraZeneca shall ensure that all CSD Training Materials comply with Applicable Law and AstraZeneca’s applicable business policies (to the extent consistent with Applicable Law and this Agreement).  Cubist shall ensure that training materials provided by Cubist (for clarity, other than the CSD Training Materials) to train the CSDs with respect to the

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

Product comply with Applicable Law and the Business Policies (to the extent consistent with Applicable Law and this Agreement).

4.3           Return of Training Materials.

(a)          If any member of the Sales Force leaves the Sales Force, Cubist shall use reasonable efforts to retrieve from such person, or have destroyed, all Sales Training Materials and any training materials with respect to the Product provided by Cubist with respect to the Product in his or her possession and for any such materials retrieved from such departing member of the Sales Force that have not yet expired, Cubist shall, if Cubist determines it is appropriate, provide such Sales Training Materials and any other training materials with respect to the Product to another member of the Sales Force.

(b)         If any member of the CSD Force leaves the CSD Force, Cubist shall use reasonable efforts to retrieve from such person, or have destroyed, all CSD Training Materials and any training materials with respect to the Product provided by Cubist in his or her possession and for any such materials retrieved from such departing member of the CSD Force that have not yet expired, Cubist shall, if Cubist determines it is appropriate, provide such CSD Training Materials and any other training materials with respect to the Product to another member of the CSD Force.

ARTICLE V - DESIGNATED MEDICAL AFFAIRS REPRESENTATIVES

5.1           Appointment.

Each party shall designate a “Designated Medical Affairs Representative”,  who shall be an employee in such party’s compliance, legal, regulatory or medical affairs departments with sufficient authority to resolve Scientific Support Disputes.  The initial Designated Medical Affairs Representative of each party is set forth in Exhibit E.  Either party may remove its Designated Medical Affairs Representative and appoint a substitute with comparable seniority and authority from time to time upon written notice to the other party.  Either party may refer any Scientific Support Dispute to the Designated Medical Affairs Representatives for resolution.

5.2           Resolution of Scientific Support Disputes.

The Designated Medical Affairs Representatives shall endeavor to resolve a Scientific Support Dispute referred to them by consensus within ten (10) business days after such referral.  If the Designated Medical Affairs Representatives do not reach consensus within such time period with regard to any Scientific Support Dispute, other than a Legal Matter or a Dispute with respect to modifying the Initial CSD Training Program, then []* Designated Medical Affairs Representative shall have final decision-making authority with respect to such matter, provided that (a) he or she shall consider []* final decision and (b) he or shall not have the authority to amend this Agreement or impose any obligation or expense on []*.  In all other cases, Section 16.1 shall apply.  The Designated Medical Affairs Representatives shall document in writing their resolution of any Scientific Support Dispute and any such resolution shall be final and

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

binding on the parties, provided that, for clarity, the Designated Medical Representatives shall not have any authority to amend the terms or conditions of this Agreement.

ARTICLE VI - CALCULATION AND PAYMENT OF FEES TO CUBIST

6.1           Baseline Sales and Annual Baseline Amounts.

(a)          Subject to modification pursuant to Section 6.1(b), the Annual Baseline Sales for Calendar Year 2008 (which shall be prorated to reflect the portion of Calendar Year 2008 commencing on the Baseline Commencement Date through December 31, 2008) and 2009 and the baseline Gross Sales for each Calendar Quarter (“Quarterly Baseline Sales”) in each such Calendar Year are set forth in Exhibit A.  For each Calendar Year thereafter, the []*.

(b)         In the event of a Significant Market Event, []*.  Notwithstanding anything contained herein, unless otherwise agreed in writing by the parties, with respect to any request pursuant to this Section 6.1(b) for a given Significant Market Event:

(i)            if such Significant Market Event is set forth in Section 1.1(rrrrr)(viii) []*, Section 1.1(rrrrr)(xiv) []* or Section 1.1(rrrrr)(xv) []*, then, pursuant to this Section 6.1(b) or Section 16.1, Annual Baselines Sales and Quarterly Baseline Sales may be increased (but not decreased) or remain the same;

(ii)           if such Significant Market Event is set forth in Section 1.1(rrrrr)(v) []*, then, pursuant to this Section 6.1(b) or Section 16.1, Annual Baselines Sales and Quarterly Baseline Sales may be increased, decreased, or remain the same; and

(iii)          if such Significant Market Event is not covered by either clause (i) or clause (ii) of this Section 6.1(b), then, pursuant to this Section 6.1(b) or Section 16.1, Annual Baselines Sales and Quarterly Baseline Sales may be decreased (but not increased) or remain the same.

If and to the extent that a Significant Market Event would also constitute a breach of AstraZeneca’s obligations under this Agreement, then if (x) []*, then such []* such Significant Market Event (but not for any other occurrences of such Significant Market Event or any other type of Significant Market Event) []* (but, for the avoidance of doubt, shall not limit: (A) Cubist’s right to terminate this Agreement pursuant to Section 15.2(b) for such breach (provided that Cubist sends AstraZeneca notice pursuant to Section 15.2(b) of such breach of AstraZeneca’s obligation that corresponds to such Significant Market Event []*, (B) AstraZeneca’s indemnity obligations under Section 14.2, or (C) any rights or remedies that Cubist may have (including under this Section 6.1(b)) with respect to any other occurrences of such Significant Market Event or any other type of Significant Market Event).

(c)          []*.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

6.2           Cubist Compensation, Other Amounts Due and Related Obligations.

(a)          AstraZeneca shall pay to Cubist the Annual Amount Due for each Calendar Year during the Term, as set forth in this Section 6.2 and Exhibit A.  For purposes of calculating the Annual Amount Due for Calendar Year 2008, the applicable period for making such calculation, including any intermediate calculation in connection therewith (including the calculation of Gross Sales, Net Sales, []*) shall be the period from the Baseline Commencement Date through December 31, 2008.  In addition, and notwithstanding anything in this Agreement (including in Exhibit A) to the contrary, the Annual Amount Due for Calendar Year 2008 shall be deemed to equal []*.  If the Term ends at any time other than the end of a Calendar Year, for purposes of calculating the Annual Amount Due for such Calendar Year (and correspondingly, the Quarterly Amount Due for the last Calendar Quarter of the Term), (i) the applicable period for making such calculation, including any intermediate calculation in connection therewith (including the calculation of Gross Sales, Net Sales []*) shall be the period from the first day of the Calendar Year (or, in the case of Calendar Year 2008, the Baseline Commencement Date for Calendar Year 2008) through the last day of the Term and (ii) Annual Baseline Sales shall be deemed to equal []*.

(b)         Subject to the other provisions of this Section 6.2 and the other terms of this Agreement (based, in the case of the Quarterly Amount Due for the last Calendar Quarter of any Calendar Year and the Annual Amount Due, on the applicable report provided by AstraZeneca to Cubist pursuant to Section 3.11(b)), for each Calendar Quarter during the Term, within forty-five (45) calendar days after the end of such Calendar Quarter, Cubist shall provide AstraZeneca with an invoice for the Quarterly Amount Due for such Calendar Quarter, or, in the case in which the Quarterly Amount Due for the last Calendar Quarter of a Calendar Year is less than zero, Cubist shall refund to AstraZeneca the amount by which Cubist was overpaid by AstraZeneca for the applicable Calendar Year.  Subject to the terms of this Agreement, AstraZeneca shall pay to Cubist in U.S. dollars the amounts reflected on the invoice(s) provided to AstraZeneca pursuant to this Section 6.2(b) by check or wire transfer in immediately available funds to an account designated by Cubist, at Cubist’s option, within fifteen (15) calendar days (after receipt of such invoice.

(c)          AstraZeneca shall keep and maintain complete and accurate books and records sufficient to support and confirm the calculation (including any deductions) of Annual Amount Due, []*, Gross Sales and Net Sales hereunder and shall retain such books and records for a period of at least three (3) years after the end of the applicable Calendar Year.

(d)         (i) If Cubist disagrees with []* amount or calculation reported by AstraZeneca pursuant to Section 3.11(b) for a given Calendar Quarter or Calendar Year, provided that Cubist notifies AstraZeneca of such disagreement within thirty (30) calendar days after the receipt of such report, and the parties are unable to resolve the disagreement within thirty (30) calendar days after such notification, or (ii) if Cubist desires to have an audit conducted with respect to AstraZeneca’s determination of []* for a given Calendar Year, provided that Cubist notifies AstraZeneca of its intention to have such audit conducted within thirty (30) calendar days after Cubist’s receipt of AstraZeneca’s calculation of the Annual Amount Due for such Calendar Year, then the audit provisions in Section 6.2(e) shall apply;

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

provided that, in no event shall Cubist have the right to exercise its rights under Section 6.2(e) with respect to a given Calendar Quarter or Calendar Year more than []* (provided that an audit with respect to a Calendar Year may cover the entire Calendar Year but any determination made pursuant to a prior audit with respect to a Calendar Quarter in such Calendar Year shall be binding with respect to such Calendar Quarter for purposes of such Calendar-Year audit).  With respect to any challenge by Cubist made pursuant to clause (i), any mutual agreement of the parties, in writing, with respect to amount or calculation in dispute shall be binding on the parties.

(e)          For any audit to be conducted pursuant to this Section 6.2(e), Cubist shall engage an independent nationally recognized accounting firm mutually acceptable to AstraZeneca and to Cubist.  The expenses of any independent accounting firm engaged in connection with this Section 6.2(e) shall be borne by Cubist, except that AstraZeneca shall bear such expenses (x) in the case in which the amount of the Annual Amount Due for the applicable period, as reported by AstraZeneca, is less than []* of the amount of the Annual Amount Due, as determined by such accounting firm, and (y) as set forth below in this Section 6.2(e).    AstraZeneca shall provide such accounting firm conducting any audit pursuant to this Section 6.2(e) access to AstraZeneca’s books and records and its calculations solely to the extent necessary to confirm the amounts of the Annual Amount Due (including those certain amounts corresponding to the defined financial terms set forth in Exhibit A that are used to calculate the Annual Amount Due) (or in the case of an audit conducted solely for a Calendar Quarter, []* and the calculations thereof), including to determine the amounts payable to Cubist under this Agreement.  In the event that such independent accounting firm determines that the Annual Amount Due for a given Calendar Year is (i) more than the Annual Amount Due as calculated by AstraZeneca, then AstraZeneca shall pay to Cubist the difference between the Annual Amount Due, as determined by such independent accounting firm, and the Annual Amount Due, as calculated by AstraZeneca, or (ii) less than the Annual Amount Due as calculated by AstraZeneca, then Cubist shall refund to AstraZeneca the difference between the Annual Amount Due, as calculated by AstraZeneca, and the Annual Amount Due, as determined by such independent accounting firm (an “Overage”) (provided that Cubist shall have the right to deduct from any Overage the expenses of the independent accounting firm, and to the extent any amounts remain after such deduction, refund any remaining amounts to AstraZeneca), in each case within thirty (30) calendar days after the date on which the independent accounting firm (or Cubist) first notifies AstraZeneca of the independent accounting firm’s determination.

(f)          Notwithstanding anything to the contrary in this Agreement (including Exhibit A), in the case of a []*, for purposes of calculating the Quarterly Amount Due for the last Calendar Quarter of such Calendar Year(s) and the Annual Amount Due for a Calendar Year in which such []* occurred (in whole or in part), if the actual Gross Sales for the calendar days of such Calendar Year during which such []* was in effect []* are less than the portion of Annual Baseline Sales for such Calendar Year for the calendar days of such Calendar Year during which such []* was in effect (i.e., prorated based on the number of such calendar days) []*, then Gross Sales for such Calendar Year shall be deemed actual Gross Sales for such Calendar Year plus the difference between the []* and the []*.  For clarity, nothing in this Section 6.2(f) shall preclude a party from exercising its rights pursuant to Section 6.1(b) with respect to a []*.  For clarity, in the case in which []* are greater than or equal to []*.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(g)         With respect to any amounts due under this Agreement, other than any Quarterly Amount Due or Annual Amount Due (or any refund by Cubist pursuant to Section 6.2(b)), the party to which such amounts are due shall (i) provide to the other party within three (3) business days after the end of the Calendar Quarter in which such amounts were incurred a report describing such amounts, and (ii) provide to the other party within thirty (30) calendar days after the end of such Calendar Quarter an invoice (and reasonable documentation with respect to the basis for such amounts) for such amounts (or such amounts due that were incurred in an earlier Calendar Quarter, if not yet invoiced).  The party receiving such an invoice shall pay to the other party the amounts reflected in such invoice in U.S. dollars by, at such other party’s option, check or wire transfer in immediately available funds to an account designated by such other party within thirty (30) calendar days after receipt of such invoice.

(h)         Each party shall pay interest on any amounts overdue under this Agreement at a rate of one and one-half percent (1.5%) of the overdue payment per month, or, if lower than one and one-half percent (1.5%) of the overdue payment per month, the highest interest rate permitted under Applicable Law.

6.3           Maintenance of Certain Books and Records; Audit Rights.

Cubist shall maintain complete and accurate books and records with respect to whether Cubist has performed its obligations pursuant to []* of this Agreement, including books and records to support the information contained in the reports to be provided to AstraZeneca pursuant to Section 3.11(a), in each case, []*, if longer, is required to do so under Applicable Law, but in no event less than three (3) years from the date of the creation of the applicable records.  Upon reasonable advance notice to Cubist, AstraZeneca shall be entitled, at its expense, not more than []* in any twelve (12) month period, to have access to the foregoing records of Cubist, solely if and to the extent necessary to review such books and records to determine whether Cubist has performed its obligations pursuant to []* of this Agreement or to verify the information contained in the reports to be provided by Cubist to AstraZeneca pursuant to Section 3.11(a) (an “Audit”), provided that (i) an Audit shall take place only (x) in the presence of Cubist personnel on site at Cubist’s offices, or such other location designated by Cubist, (y) during normal business hours, on such days and at such times as mutually agreed upon by the parties, and in a manner not disruptive to the business operations of Cubist, and (z) for a period of no longer than five (5) business days (in the aggregate for a given Audit), or such longer period as is reasonably requested by AstraZeneca and approved by Cubist, such approval not to be unreasonably withheld, conditioned or delayed, (ii) no more than three (3) representatives of AstraZeneca reasonably acceptable to Cubist shall be permitted to participate in any Audit, and (iii) AstraZeneca shall not, without the prior written consent of Cubist, be permitted to take any copies (in any form or medium) of any such books and records (or other documents of Cubist) from Cubist’s premises or make copies (in any form or medium) of any such books and records (provided that, for clarity, during an Audit, AstraZeneca may take notes regarding such books and records).  Each party shall bear its own expenses in connection with any Audit.  Should AstraZeneca discover information indicating, in its reasonable opinion, an inaccuracy in any report provided by Cubist pursuant to Section 3.11(a) or a material breach of Cubist’s obligations under []*, AstraZeneca shall so notify Cubist in writing thereof (and shall set out its preliminary conclusions in reasonable detail), provided that such notice shall not constitute notice of a

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

material breach for purposes of Section 15.2(b)(i) unless such Section applies and AstraZeneca sends a notice to Cubist pursuant to Section 15.2(b)(i).  Cubist shall advise AstraZeneca in writing within thirty (30) business days of receiving such notice should Cubist disagree with the determination of AstraZeneca.  If the parties are unable to reach a mutually acceptable resolution of any such disagreement within thirty (30) business days of AstraZeneca’s receipt of such notice from Cubist, Section 16.1 shall apply.

6.4           All Inclusive.

The amounts to be paid by AstraZeneca pursuant to Section 3.3 and Section 6.2 constitute AstraZeneca’s complete obligation to pay Cubist for the performance of its obligations under this Agreement; provided that the foregoing shall not limit (a) AstraZeneca’s obligations to pay certain costs and expenses that AstraZeneca is expressly obligated to pay to Cubist, or reimburse Cubist for, under this Agreement (including Cubist’s costs or expenses under Section 8.1(f)), or (b) any of AstraZeneca’s obligations or any of Cubist’s rights or remedies hereunder (including Cubist’s right to indemnification pursuant to Section 14.2 and Cubist’s right to seek and collect any damages and any remedies that may be available in law or equity).  Except as otherwise expressly provided herein, Cubist shall be responsible for all of its costs and expenses incurred in connection with the performance of its obligations hereunder, and AstraZeneca shall be responsible for all of its costs and expenses incurred in connection with the performance of its obligations hereunder.

ARTICLE VII - ALLIANCE MANAGERS

The parties shall each designate a single person (each, an “Alliance Manager”) through whom all significant communications (other than regulatory reporting, which shall be governed by ARTICLE VIII hereof) shall be channeled.  The Alliance Manager appointed by each of the parties shall, itself or in the event that the Alliance Manager is unavailable, through a designee, (a) function as a single point of contact in all substantive communications with the other party relative to the Program, (b) coordinate all Cubist Program Activities, (c) represent their respective parties in matters pertaining to the Program, and (d) attend Program coordination meetings between the parties.  Within five (5) business days after the Effective Date, each party shall notify the other in writing as to the name of the Alliance Manager it has so appointed.  Each party may replace its Alliance Manager at any time, upon at least one (1) week’s prior written notice to the other party.

ARTICLE VIII - ADVERSE EVENT REPORTING AND OTHER REGULATORY MATTERS

8.1           Regulatory Reporting and Related Matters.

(a)          AstraZeneca shall be solely responsible for the Product NDA during the Term.  Except to the extent required by Applicable Law, Cubist shall not take any action concerning any application, registration, authorization or approval under which the Product is sold.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(b)         AstraZeneca shall be solely responsible for preparing and making all reports, submissions and responses to Agencies, including DDMAC (the FDA’s Division of Drug Marketing, Advertising, and Communications), concerning the Product, including reporting Adverse Events and Field Alerts and other pharmacovigilance reports and including price reporting with respect to the Product required by Applicable Law, each in conformance with Applicable Law.

(c)          Notwithstanding Sections 8.1(a) and 8.1(b), at Cubist’s expense and with respect to the Product:

(i)            Cubist shall have the right to make such reports as are necessary for Cubist to comply with all applicable laws, rules, regulations and requirements of the FDA or any other Agencies applicable to it, and

(ii)           Cubist shall be responsible for making any reports required by any Applicable Law (including any law in any state, territory or possession in the Territory) that requires the reporting of expenditures by or on behalf of Cubist or its Affiliates under this Agreement, including the reporting of gifts, fees, payments, and other items of value provided by or on behalf of Cubist or its Affiliates to any medical professionals or similar Persons relating to the Product, including for the purpose of promoting, marketing or advertising the Product; provided however, that upon the request of Cubist, AstraZeneca shall provide to Cubist, in a timely manner, such information in the control of AstraZeneca that is required to be included in any such report.  AstraZeneca shall be responsible for making any reports required by any Applicable Law (including any law in any state, territory or possession in the Territory) that requires the reporting of expenditures by or on behalf of AstraZeneca or its Affiliates under this Agreement, if any, including the reporting of gifts, fees, payments, and other items of value provided by or on behalf of AstraZeneca or its Affiliates to any medical professionals or similar Persons relating to the Product, including for the purpose of promoting, marketing or advertising the Product.

(d)         Without limitation of the parties’ obligations under Section 8.1(c)(ii), upon the request of a party, the other party shall provide to the requesting party, in a timely fashion, such information and data concerning the Product in its control that is requested by the requesting party and is required for the requesting party to meet its reporting obligations under Applicable Law; provided that the other party has the right to disclose such information to the requesting party.

(e)          Except with respect to communications with Agencies concerning the Product in connection with the reports that Cubist is required to make under Section 8.1(c)(ii), to the extent permitted by Applicable Law, and to the extent practicable given the time period within which any such communication is required to be made, Cubist shall provide AstraZeneca with reasonable advance written notice of, and an opportunity to discuss in good faith, any communications concerning the Product with any Agency proposed to be made by Cubist in advance thereof.  Cubist shall promptly provide notice to AstraZeneca of any communications that it has with any Agency concerning the Product and if reasonably requested by AstraZeneca, shall, to the extent permitted by Applicable Law, send AstraZeneca copies of written

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

communications or meeting minutes with respect to such communications (but, for clarity, Cubist may exclude any minutes or information contained therein that are subject to attorney client privilege).

(f)          Subject to Section 8.1(c), AstraZeneca shall be solely responsible for (i) taking all actions and conducting all communication with all Third Parties with respect to the Product, including responding to all Product Quality Complaints with respect thereto, including complaints related to tampering or contamination, and (ii) investigating all Product Quality Complaints, Adverse Events and Field Alerts with respect to the Product.  Cubist may notify a Third Party that it will report information regarding Product Quality Complaints, Adverse Events and Field Alerts about the Product to AstraZeneca, but, subject to Section 8.1(c), may not otherwise communicate with any Third Party regarding any such matter.  Cubist shall, at AstraZeneca’s expense, cooperate with AstraZeneca’s reasonable requests and use its reasonable efforts to assist AstraZeneca, as may be reasonably requested by AstraZeneca, in connection with (A) preparing any and all reports with respect to the Product in the Territory for submission to any Agency, (B) preparing and disseminating communications with respect to the Product in the Territory to Third Parties, to the extent relating to Cubist’s obligations hereunder, and (C) investigating and responding to any Product Quality Complaint or Adverse Event related to the Product in the Territory.

(g)         Each party shall comply with Applicable Law in connection with collection of information regarding, and reporting of, Adverse Events.

(h)         Cubist shall provide notice to AstraZeneca by the end of the []* after the time it becomes aware of an Adverse Event associated with use of the Product (whether or not the reported effect is (i) described in the Product Labels and Inserts or the published literature with respect to the Product or (ii) determined to be attributable to the Product) of any information in or coming into its possession or control concerning such Adverse Event by contacting the AstraZeneca Information Center by telephone at []* (or such other number as AstraZeneca may designate from time to time) (which unpublished number is not to be provided by Cubist to Third Parties) 8:00 a.m. – 6:00 p.m. ET, Monday through Friday, excluding holidays, or such other number as AstraZeneca may from time to time designate, or by completing the Adverse Event Report Form(s) provided by AstraZeneca and submitting such form to AstraZeneca (which form, at the election of AstraZeneca, may be provided and or required to be submitted in electronic form).  Cubist may also provide the following published number 1-800-236-9933 (or such other number as AstraZeneca may designate from time to time) to Third Parties for such Third Parties to contact the AstraZeneca Information Center directly (provided that the foregoing shall not limit Cubist’s obligations set out above in this Section in the event that it becomes aware of an Adverse Event).

(i)           Cubist shall notify AstraZeneca by the end of the []* after the time it becomes aware of any information that might necessitate the filing by AstraZeneca of a field alert report, as required under 21 C.F.R. § 314.81(b)(1), as such regulation may be amended from time to time, (a “Field Alert”) by contacting the AstraZeneca Information Center by telephone at []* (or such other number as AstraZeneca may designate from time to time) (which unpublished number is not to be provided by Cubist to Third Parties) 8:00 a.m. – 6:00 p.m. ET,

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

Monday through Friday, excluding holidays, or such other number as AstraZeneca may from time to time designate in writing.  Cubist may also provide the following published number 1-800-236-9933 (or such other number as AstraZeneca may designate from time to time) to Third Parties for such Third Parties to contact the AstraZeneca Information Center directly (provided that the foregoing shall not limit Cubist’s obligations set out above in this Section in the event that it becomes aware of any information that might necessitate the filing by AstraZeneca of a Field Alert).

(j)           Cubist shall notify AstraZeneca by the end of the []* after it becomes aware of any Product Quality Complaint associated with use of the Product that has been received by Cubist by contacting the AstraZeneca Information Center by telephone at []* (or such other number as AstraZeneca may designate from time to time) (which unpublished number is not to be provided by Cubist to Third Parties) 8:00 a.m. – 6:00 p.m. ET, Monday through Friday, excluding holidays, or such other number as AstraZeneca may from time to time designate in writing.  Cubist may also provide the following published number 1-800-236-9933 (or such other number as AstraZeneca may designate from time to time) to Third Parties for such Third Parties to contact the AstraZeneca Information Center directly (provided that the foregoing shall not limit Cubist’s obligations set out above in this Section in the event that it becomes aware of an Adverse Event).

(k)          AstraZeneca shall provide adverse drug experience information regarding the Product to Cubist to the extent AstraZeneca would provide such information to its own pharmaceutical sales representatives or to its medical or scientific employees if it were continuing to detail the Product or it is required to do so by Applicable Law.  AstraZeneca shall also notify Cubist in writing immediately of any formal communication received by AstraZeneca from the FDA or any other Agency regarding any threatened or pending action that may affect the safety or efficacy claims of the Product or the continued marketing of the Product.  AstraZeneca shall provide to Cubist all safety information with respect to the Product in the possession of AstraZeneca or its Affiliates and mutually agreed by the parties to be necessary or useful for Cubist personnel to conduct CSD Activities pursuant to Section 3.2 or to respond to requests for medical information pursuant to Section 3.8.

(l)           AstraZeneca shall provide to Cubist copies of any drug information standard response letters that relate to the Product in the Territory and any updates made to such response letters reasonably promptly after such letters and updates are generated, which response letters and updates may be used by Cubist’s CSDs in connection with the performance of the CSD Activities under this Agreement.  Without limitation of ARTICLE XII (including with respect to the exceptions set forth in Section 12.2 and authorized disclosures pursuant to Section 12.3), in no event shall Cubist provide any such letters (or updates) to any Third Party.

(m)         Notwithstanding anything in Section 4.1 to the contrary, Cubist shall be responsible for training, at its expense, its Representatives regarding Adverse Event, Field Alert, Product Quality Complaint and PIR reporting requirements of AstraZeneca with respect to the Product in accordance with this Agreement and shall maintain records regarding such training.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(n)         For the avoidance of doubt, for all purposes of this Section 8.1, Cubist shall be deemed to be aware of any reportable information at the time that []* becomes aware of such information.  Cubist shall put in place procedures and protocols that shall be actively managed by Cubist to ensure that all relevant information regarding the matters referred to in this Section 8.1 that come to the attention of []* is promptly conveyed to Cubist so that Cubist can comply with its reporting obligations hereunder.

(o)         AstraZeneca shall have sole discretion regarding safety matters with respect to the Product, including determining whether to conduct a Product recall or withdrawal.

8.2           Threatened Agency Action.

Each party shall notify the other party’s Regulatory Affairs Department, as promptly as practicable after becoming aware of the applicable occurrence, of (a) any threatened or pending investigation by an Agency, including the FDA, Federal Trade Commission, U.S. Department of Health and Human Services, or (b) any threatened or pending claims or actions by any Third Parties, including any Agency, including any such claims or actions that (i) relate to any product liability claim, or sales or promotional activities, or (ii) allege violations of (A) the Act or other Applicable Law, including any federal or state anti-kickback laws, or (B) the federal False Claims Act, in each case (a) and (b), that relate to the Product in the Territory and may affect the safety or efficacy claims of the Product or the continued marketing and Promotion of the Product.  Upon receipt of any such information, the other party may consult with such notifying party in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing in this Section 8.2 shall restrict such notifying party’s ability to make a timely report of such matter to any Agency or take other action that it deems to be appropriate or required by Applicable Law, subject to Section 8.1.

8.3           Compliance Program.

Each party, consistent with good practice, shall maintain a corporate compliance program that will include a mechanism for its employees to report, anonymously if they choose, any concerns about potential illegal activity, and that such party will investigate any such reports.  Each party shall notify the other party in writing of the substance of any such report that relates to the subject of this Agreement within a reasonable time after it is received, and before reporting any such activity to any Agency, unless such party concludes in good faith that doing so would violate Applicable Law or would compromise such party’s ability to complete an appropriate investigation.  Each party shall in any case promptly inform the other party of the result of the investigation (unless such party concludes in good faith that doing so would violate Applicable Law).

ARTICLE IX- RETURNED/RECALLED PRODUCT

9.1           Returned Product.

AstraZeneca shall have the sole responsibility and right to accept returned Product.  Except as directed by AstraZeneca pursuant to Section 9.2, Cubist shall not solicit the

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

return of Product.  If Cubist receives an inquiry from a Third Party regarding Product returns, Cubist shall instruct such Third Party to return the Product in accordance with AstraZeneca’s return policy for the Product, as such policy is provided to Cubist from time to time.  If, for any reason, Cubist should receive any returned Product, Cubist shall promptly notify AstraZeneca in writing.  Any Product returned to Cubist shall be shipped by Cubist to AstraZeneca’s designated facility, with shipping costs to be reimbursed to Cubist by AstraZeneca pursuant to Section 6.2.  Cubist may advise the customer who made the return that the Product has been returned to AstraZeneca.  Cubist shall fully complete and deliver to AstraZeneca the AstraZeneca Return Authorization Form provided by AstraZeneca to Cubist with respect to any returned Product received by Cubist and shipped to AstraZeneca pursuant to this Section 9.1.

9.2           Recalled Product.

At AstraZeneca’s reasonable request, Cubist shall assist AstraZeneca in obtaining and receiving the Product in the event the Product is recalled or withdrawn from the market, and AstraZeneca shall reimburse Cubist for all documented costs and expenses incurred by Cubist in taking such actions.

ARTICLE X - INDEPENDENT CONTRACTOR STATUS OF
CUBIST, INCLUDING THE SALES FORCE AND THE CSD FORCE

10.1         Independent Contractor Status.

The status of Cubist under this Agreement shall be that of an independent contractor.  Cubist shall not have the right to enter into any agreements on behalf of AstraZeneca, nor shall it represent to any Person that it has any such right or authority.  The Sales Force and the CSD Force shall not be, and shall not be considered to be, “employees” or “joint employees” of AstraZeneca for any purpose.  AstraZeneca shall not be responsible for the control of any of Cubist’s employees.  Cubist shall be solely responsible for determining all conditions of employment of the Sales Force and the CSD Force.  Cubist shall be responsible for the means, manner, mode and methods of performing its activities hereunder, subject to the terms of this Agreement.

10.2         No AstraZeneca Benefits.

(a)          Cubist acknowledges and agrees that none of the Program Employees, nor anyone else acting on its or their behalf, shall receive any employee benefits of any kind from AstraZeneca.  In addition, Cubist (on behalf of itself, the Program Employees, and other employees, agents and contractors) hereby declines any offer now or hereafter made to participate in any of AstraZeneca’s benefit plans or programs.

(b)         The acknowledgment and declination set forth in Section 10.2(a) is intended to apply even if AstraZeneca is determined to be a co-employer or common law or statutory law employer of any of Cubist’s employees, including the Program Employees, notwithstanding the parties’ express agreement, and such employees’ written acknowledgement, to the contrary.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(c)          AstraZeneca shall not maintain or procure any workers’ compensation or unemployment compensation insurance for or on behalf of any Program Employee.  Cubist shall be solely responsible for paying all salaries, wages, benefits and other compensation that the Program Employees may be entitled to receive in connection with the performance of its obligations hereunder.  Cubist shall likewise be liable for all taxes, excises, assessments and other charges levied by any Agency on, or because of, the services to be provided by Cubist under the terms of this Agreement.

(d)         Cubist shall, for all Program Employees, (i) maintain all necessary personnel and payroll records; (ii) calculate wages and withhold taxes and other government mandated charges, taxes, deductions, and contributions, if any; (iii) remit such taxes, insurance, deductions, contributions or charges to the appropriate government entity; (iv) pay net wages and employee and other fringe benefits, if any; and (v) provide workers’ compensation and unemployment insurance coverage in amounts as required by law.

10.3         No Recruitment.

During the Term, neither party shall attempt to actively recruit or solicit any employees or personnel of the other party []* under this Agreement (“Covered Employees”) without the prior written consent of the other party; provided that, notwithstanding the foregoing, a party shall be permitted to engage in general recruitment through advertisements or recruiting through head-hunters so long as the other party’s Covered Employees are not specifically targeted.

ARTICLE XI - NONCOMPETITION

11.1         Noncompetition.

(a)          Subject to Section 11.1(b) and the other terms and conditions of this Agreement, during the Term and for three (3) months thereafter ([]*) (the “Noncompete Period”), Cubist shall not, and shall cause its Affiliates not to, directly or indirectly, (i) market, Promote, sell or accept orders for the sale of any Competing Product in the Territory, or (ii) assist or cooperate in any way with any other Person in connection with the marketing, Promotion, selling or acceptance of orders for the sale of any Competing Product in the Territory.

(b)         In the event that Cubist or its Affiliate acquires all or substantially all of the assets of a Third Party, or is acquired, whether through an acquisition or other transaction or a Change in Control, that results in Cubist or its Affiliate, as applicable, acquiring any right, title or interest in or to any Competing Product(s) in the Territory that would violate Section 11.1(a) (a “Transaction”), Cubist shall not []*.

(c)          Each party acknowledges and agrees that the temporal and geographic limitations set forth in this Section 11.1 are reasonable and necessary to protect the legitimate interests of the other party and agrees not to contest such limitations in any proceeding.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

11.2         Injunctive Relief.

Each party acknowledges that the failure of the other party to comply with any of the provisions of this ARTICLE XI will result in irreparable injury and continuing damage to the other party for which there will be no adequate remedy at law.  In the event of a breach of any provision of this ARTICLE XI by a party, the other party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and other equitable remedies, including an equitable accounting of all earnings, profits and other benefits arising from such violation, which remedies shall be cumulative and in addition to any other rights or remedies to which such party may be entitled in law or equity.  The party in breach of any provision of this ARTICLE XI agrees to waive any requirement that the other party (a) post a bond or other security as a condition for obtaining any such relief or (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy.  Nothing in this Section 11.2 is intended, or shall be construed, to limit a party’s right to equitable relief or any other remedy for a breach of any provision of this Agreement.

ARTICLE XII – CONFIDENTIALITY

12.1         Confidential Information.

Except to the extent permitted by this Agreement and subject to Sections 12.2 and 12.3, at all times during the Term and for five (5) years following the expiration or earlier termination of this Agreement, the Receiving Party (a) shall keep completely confidential and shall not publish or otherwise disclose any Confidential Information of the Disclosing Party, except to those of the Receiving Party’s employees, Affiliates, subcontractors or consultants who have a need to know such information (collectively, “Recipients”) to perform the Receiving Party’s obligations hereunder (and who shall be advised of the Receiving Party’s obligations hereunder) and who are bound by written confidentiality obligations with respect to such Confidential Information no less stringent than those set forth in this Agreement and (b) shall not use any Confidential Information directly or indirectly for any purpose other than performing its obligations hereunder.  The Receiving Party shall be fully liable for any breach by any of its Recipients of the restrictions set forth in this Agreement.

12.2         Exceptions to Confidentiality.

The Receiving Party’s obligations set forth in this Agreement shall not extend to any Confidential Information of the Disclosing Party that:

(a)          is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party or any Recipients;

(b)         is received from a Third Party without restriction and without breach of any agreement between such Third Party and the Disclosing Party or any of its Affiliates;

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(c)          the Receiving Party can demonstrate by competent evidence was already in its or its Affiliates’ possession without any limitation on use or disclosure prior to its receipt from the Disclosing Party or any of its Affiliates;

(d)         is generally made available to Third Parties by the Disclosing Party or any of its Affiliates without restriction on disclosure; or

(e)          the Receiving Party can demonstrate by competent evidence was independently developed by the Receiving Party or any Recipients without the aid, use or application of any Confidential Information of the Disclosing Party.

12.3         Authorized Disclosure.

Each party and its Recipients may disclose Confidential Information to the extent that such disclosure is:

(a)          made in response to a valid order of a court of competent jurisdiction or other Agency of a country or any political subdivision thereof of competent jurisdiction; provided, however, that the Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order requiring that the Confidential Information or documents that are the subject of such order be held in confidence by such court or Agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in such response to such court or governmental order;

(b)         made pursuant to Section 12.7 or Section 12.8;

(c)          []*; or

(d)         otherwise required by Applicable Law, based on advice of legal counsel to the Receiving Party or its Recipients.

12.4         Notification.

The Receiving Party shall notify the Disclosing Party in writing immediately, and cooperate with the Disclosing Party as the Disclosing Party may reasonably request, upon the Receiving Party’s discovery of any loss or compromise of the Disclosing Party’s Confidential Information.

12.5         Return or Destruction of Confidential Information.

Without limiting Section 13.5, upon the expiration or earlier termination of this Agreement or a written request by the Disclosing Party, whichever occurs first, the Receiving Party shall (a) destroy, all tangible embodiments of Confidential Information of the Disclosing Party, including any and all copies thereof, and those portions of any documents, memoranda,

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

notes, studies and analyses prepared by the Receiving Party or its Recipients that contain, incorporate or are derived from such Confidential Information and provide written certification of such destruction to the Disclosing Party in a form reasonably acceptable to the Disclosing Party, provided that the legal department of the Receiving Party shall have the right to retain one (1) copy of any such tangible embodiments for archival purposes, and (b) immediately cease, and shall cause its Recipients to cease, use of such Confidential Information as well as any information or materials that contain, incorporate or are derived from such Confidential Information.

12.6         Remedies.

Each party acknowledges that the failure of the Receiving Party or any of its Recipients to comply with any of the provisions of this ARTICLE XII will result in irreparable injury and continuing damage to the Disclosing Party for which there will be no adequate remedy at law.  In the event of a breach or threatened breach of any provision of this ARTICLE XII by the Receiving Party, the Disclosing Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and other equitable remedies, including an equitable accounting of all earnings, profits and other benefits arising from such violation, which remedies shall be cumulative and in addition to any other rights or remedies to which the Disclosing Party may be entitled in law or equity.  The Receiving Party agrees to waive any requirement that the Disclosing Party (a) post a bond or other security as a condition for obtaining any such relief or (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy.  Nothing in this Section 12.6 is intended, or shall be construed, to limit a party’s right to equitable relief or any other remedy for a breach of any provision of this Agreement.

12.7         Use of Names.

Except as required by law or regulation, or as expressly permitted under any written agreement between the parties or any of their respective Affiliates, subject to Section 12.8 if applicable, neither party shall make a Public Announcement regarding the Program or this Agreement or use the name of the other in any Public Announcement without the prior written approval of the other party.  Each party shall provide the other with the proposed text of any such Public Announcement for review and approval, as early as possible, but in no event less than three (3) business days in advance of the making of such Public Announcement.  Notwithstanding anything in this Section 12.7 to the contrary, the foregoing provisions of this Section 12.7 shall not apply to (a) either party’s disclosure of its unaudited financials made in its ordinary course of business, or (b) statements made during any of either party’s investor calls that are substantially similar to statements made in the script for such investor call that were reviewed and approved by the other party pursuant to this Section 12.7.

12.8         Confidential Treatment.

If either Party is required to file or disclose this Agreement or any portion thereof with the United States Securities and Exchange Commission or any other Agency, such party shall notify the other party in writing and shall provide the other party with at least seven (7)

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

business days to request redactions thereof prior to making such filing or disclosure.  The Disclosing Party shall use its reasonable efforts to procure confidential treatment of the Agreement pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, in each case as amended, and the rules, regulations and guidelines promulgated thereunder, or any other applicable law or regulation.  If the Disclosing Party cannot procure confidential treatment of the entire Agreement, it will use its reasonable efforts to procure confidential treatment for such portions of the Agreement as may be reasonably requested in a timely manner by the other party.

ARTICLE XIII - TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS

13.1         Product Trademarks; AstraZeneca Housemarks; and Cubist Trademarks.

(a)          Cubist shall Promote the Product only under the Product Trademarks; provided that the parties acknowledge and agree that (i) AstraZeneca shall include the Cubist Trademarks in the Promotional Materials in a form and manner mutually agreed upon by the parties (such agreement not to be unreasonably withheld, conditioned or delayed), and may include the AstraZeneca Housemarks, and (ii) Cubist may include the Product Trademarks and the AstraZeneca Housemarks on business cards, stationery, trade show announcements and similar materials of Cubist and its Affiliates to be used in connection with the Cubist Program Activities (A) solely to the extent approved by AstraZeneca in writing, and (B) in a form and manner to be mutually agreed upon by the parties (“Permitted Uses”).

(b)         AstraZeneca hereby grants to Cubist a non-exclusive, royalty-free license to use the Product Trademarks and the AstraZeneca Housemarks in the Territory solely (i) for the Permitted Uses and (ii) to use Promotional Materials or other materials provided by AstraZeneca pursuant to this Agreement in compliance with this Agreement, which license shall automatically and immediately terminate upon the expiration or earlier termination of this Agreement for any reason.  Such license shall be non-transferable (except through a permitted assignment or other permitted transfer of this Agreement) and non-sublicensable.

(c)          Cubist hereby grants AstraZeneca a non-exclusive, royalty-free license to use the Cubist Trademarks in the Territory solely for purposes of including the Cubist Trademarks in the Promotional Materials to be used in connection with the Promotion of the Product by the Sales Force in the Territory in the form and manner mutually agreed upon by the parties pursuant to Section 13.2(a), which license shall automatically and immediately terminate upon the expiration or earlier termination of this Agreement for any reason.  Such license shall be non-transferable (except through a permitted assignment or other permitted transfer of this Agreement) and non-sublicensable.

13.2         No Ownership or Rights in the Product Trademarks, AstraZeneca Housemarks or Cubist Trademarks.

(a)          Except for the non-exclusive licenses expressly set forth in Section 13.1, nothing in this Agreement shall give Cubist any rights, title or interest in and to the Product

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

Trademarks, the AstraZeneca Housemarks or any other Trademarks that AstraZeneca, or any of its Affiliates, as the case may be, own, license or maintain.  Cubist acknowledges and agrees that AstraZeneca or its Affiliates, as the case may be, are the owners of all rights, title and interest in and to the Product Trademarks and the AstraZeneca Housemarks, including any form or embodiment thereof, and the goodwill now and hereafter associated therewith.  Except for the non-exclusive licenses expressly set forth in Section 13.1, nothing in this Agreement shall give AstraZeneca any rights, title or interest in and to the Cubist Trademarks or any other Trademarks which Cubist or any of its Affiliates, as the case may be, own, license or maintain.  AstraZeneca acknowledges and agrees that Cubist or its Affiliates, as the case may be, are the owners of all rights, title and interest in and to the Cubist Trademarks, including any form or embodiment thereof, and the goodwill now and hereafter associated with the Cubist Trademarks.

(b)         Cubist shall not, and shall not knowingly cause another Person to, contest or dispute or otherwise impair the validity of, or the exclusive rights of AstraZeneca, or any of its Affiliates, as the case may be, in and to, the Product Trademarks or the AstraZeneca Housemarks, or any part thereof, or the registrations thereof.  AstraZeneca shall not, and shall not knowingly cause another Person to, contest or dispute or otherwise impair the validity of, or the exclusive rights of Cubist or any of its Affiliates, as the case may be, in and to the Cubist Trademarks, or any part thereof, or the registrations thereof.

(c)          Cubist acknowledges that all use of the Product Trademarks and the AstraZeneca Housemarks by or on behalf of Cubist shall inure to the benefit of AstraZeneca or its Affiliates.  Cubist shall not be entitled to any compensation for any increase in the value of the Product Trademarks or the AstraZeneca Housemarks or in the goodwill associated therewith.  Cubist (upon the reasonable written request of AstraZeneca) shall assist AstraZeneca and its Affiliates, at their cost, to safeguard their full rights, title and interest in and to the Product Trademarks and the AstraZeneca Housemarks in the Territory, as may reasonably be requested by AstraZeneca.  AstraZeneca acknowledges that all use of the Cubist Trademarks by or on behalf of AstraZeneca shall inure to the benefit of Cubist or its Affiliates, as the case may be.  AstraZeneca shall not be entitled to any compensation for any increase in the value of the Cubist Trademarks or in the goodwill associated therewith.  AstraZeneca (upon the reasonable written request of Cubist) shall assist Cubist and its Affiliates, at their cost, to safeguard their full rights, title and interest in and to the Cubist Trademarks in the Territory, as may reasonably be requested by Cubist.

13.3         Trademark Maintenance.

Neither party shall undertake any action to register or renew any of the Trademarks of the other party or to defend against or pursue an infringement claim based on or relating to any of the Trademarks of the other party, except upon the reasonable written request of the other party and at the other party’s expense, which request shall be permitted only to the extent relating specifically to the Territory and this Agreement.  If a registration or renewal of any of the Trademarks of a party is secured by the other party, whether or not in its name, such registration or renewal, as the case may be, shall be effected solely for the benefit of such party.  Upon termination of this Agreement or upon earlier request of a party, any such registrations or renewals (or any pending application therefor) shall either be assigned to such party, or

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

surrendered by the other party for cancellation, as the requesting party shall direct in writing, and the other party shall file with appropriate Agencies any statement required in connection with such assignment, surrender or cancellation.

13.4         Trademark Infringement.

(a)          Each party shall advise the other party of those cases of actual or potential infringement of the Product Trademarks or, if and to the extent such party determines that such actual or potential infringement relates to the Promotion or other exploitation of the Product, the AstraZeneca Housemarks, in the Territory that come to such party’s attention and Cubist shall, at AstraZeneca’s cost, render such assistance as may be reasonably requested by AstraZeneca in writing in connection with any action taken by AstraZeneca in connection therewith (which action, if any, shall be in AstraZeneca’s sole discretion).  AstraZeneca shall have sole control of such action.  AstraZeneca shall be liable for reasonable expenses and reasonable attorneys’ fees incurred by Cubist at the specific written request of AstraZeneca in connection with such actions.

(b)         Each party shall advise the other party of those cases of actual or potential infringement of, if and to the extent such party determines that such actual or potential infringement relates to the Promotion of the Product, the Cubist Trademarks in the Territory, as used in the Promotional Materials, that come to such party’s attention and AstraZeneca shall, at Cubist’s cost, render such assistance as may be reasonably requested by Cubist in writing in connection with any action taken by Cubist in connection therewith (which action, if any, shall be in Cubist’s sole discretion).  Cubist shall have sole control of such action.  Cubist shall be liable for reasonable expenses and reasonable attorneys’ fees incurred by AstraZeneca at the specific written request of Cubist in connection with such actions.

13.5         Other Rights.

(a)          Without limitation of any reporting, disclosure or other obligations of Cubist set forth in this Agreement, AstraZeneca shall have the right to obtain from Cubist, during the Term and for a thirty (30) calendar day period after the Term, to the extent not already provided to AstraZeneca by Cubist, []* “Product Information”); provided that (A) []* (C) Cubist may redact from any copies provided to AstraZeneca pursuant to this Section 13.5(a) confidential, business, technical or proprietary information (including any information or materials regarding Cubist’s own products) other than the Product Information, and (D) Cubist shall not be obligated to provide or disclose such information, Know-how or materials to AstraZeneca, []* (subject to the foregoing subsections (A) through (D), []* be referred to herein, collectively, as the “Program Materials”).  The Product Information and the Program Materials shall be []*.  Notwithstanding anything contained herein, and for the avoidance of doubt, the Product Information and Program Materials shall exclude any information or materials that are subject to attorney client privilege or are considered attorney work product.

(b)         Notwithstanding anything in this Agreement to the contrary, the Product Information and Program Materials shall not constitute the Confidential Information of Cubist or AstraZeneca (and in lieu of ARTICLE XII, this Section 13.5 shall apply).

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

Notwithstanding Section 13.5(a), Cubist shall have the right to (i) disclose Product Information and Program Materials pursuant to Section 12.3 (in the same manner it would have the right to do so if such information were Confidential Information of AstraZeneca), and []* (A) are or hereafter become part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of Cubist’s or any of its employees, Affiliates, subcontractors or consultants, (B) are received from a Third Party without restriction and without breach of any agreement between such Third Party and AstraZeneca or any of its Affiliates, (C) are generally made available by AstraZeneca or any of its Affiliates to Third Parties, or (D) Cubist can demonstrate by competent evidence was independently developed by or on behalf of Cubist or its Affiliates (x) []*.

(c)          Except as otherwise expressly provided in this Agreement (or other written agreement between the parties or their respective Affiliates), as between the parties, AstraZeneca or its Affiliates shall own all rights, title and interest in and to the Product and Know-how owned or controlled by AstraZeneca or its Affiliates as of or prior to the Effective Date, or developed by AstraZeneca or its Affiliates during the Term.  Without limitation of the foregoing, AstraZeneca or its applicable Affiliate shall have all rights to prosecute, maintain, defend and enforce all such intellectual property.  Cubist acknowledges and agrees that all copyright and other intellectual property rights (other than the Cubist Trademarks) in the Promotional Materials shall remain vested in AstraZeneca or its Affiliates, as applicable.

(d)         Except as otherwise expressly provided in this Agreement (or other written agreement between the parties or their respective Affiliates), as between the parties, Cubist and its Affiliates shall own all rights, title and interest in and to Know-how owned or controlled by Cubist or its Affiliates as of or prior to the Effective Date, or developed by Cubist or their Affiliates during the Term.  Without limitation of the foregoing, Cubist or its applicable Affiliate shall have all rights to prosecute, maintain, defend and enforce all such intellectual property.

ARTICLE XIV- WARRANTIES; INDEMNITIES; INSURANCE

14.1         Representations, Warranties and Covenants.

(a)          Each party represents and warrants to the other party as of the Effective Date as follows:

(i)            it is a duly organized and validly existing corporation or limited partnership under the laws of its jurisdiction of incorporation or formation;

(ii)           it has full corporate or partnership power and authority and has taken all corporate or partnership action necessary to enter into and perform this Agreement;

(iii)          this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof; and

(iv)          the execution, delivery and performance of this Agreement by such party and the transactions contemplated herein, including the rights granted hereunder or the

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

exercise of such rights as contemplated by this Agreement, do not (A) violate, conflict with, or constitute a breach of or under, its charter or similar organization document, its by-laws, partnership agreement, or any order, award, judgment, decree, agreement or instrument to which such party or any of its Affiliates is a party or by which it is bound (including, with respect to AstraZeneca, the []*, or (B) require the consent of, or notice to, any Person (including, with respect to AstraZeneca, []*) or the authorization of (by notice or otherwise) any Agency.

(b)         Cubist represents and warrants, as of the Effective Date, and covenants to AstraZeneca that:

(i)            Neither it nor its Affiliates has been debarred or is subject to debarment and neither it nor its Affiliates will use in any capacity, in connection with the performance of its obligations under this Agreement, any person who is debarred pursuant to Section 306 of the Act or who is the subject of a conviction described in such section.  Cubist will notify AstraZeneca in writing immediately if it or any Program Employee is debarred or is the subject of a conviction described in Section 306 of the Act, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to the best of Cubist’s knowledge, is threatened, relating to the debarment or conviction of Cubist or any Program Employee.

(ii)           To the actual knowledge of the Cubist Knowledge Group, since July 1, 2005, (A) Cubist and its Affiliates have Promoted Cubicin in the Territory in compliance with Applicable Law []*, (B) as of the Effective Date, neither Cubist nor any of its Affiliates (x) is being investigated, and there are no ongoing investigations by any Agency in the Territory specifically or primarily relating to the Promotion of Cubicin in the Territory, nor (y) has Cubist or any of its Affiliates received written notice that any Agency in the Territory intends to conduct any such investigation, and (C) neither Cubist nor any of its Affiliates (x) is a party to, or the subject of, any action, suit or other proceeding (collectively, “Proceeding(s)”) that is pending as of the Effective Date or was pending or filed at any time during the two year period prior to the Effective Date, that alleges that Cubist or any of its Affiliates violated any Applicable Law in the Territory in connection with the Promotion of Cubicin in the Territory, nor (y) has Cubist or any of its Affiliates received any threats in writing of any such Proceeding as of the Effective Date or at any time during the two year period prior to the Effective Date.

(iii)          The information regarding (A) the number of sales representatives employed as of the Effective Date by Cubist and its Affiliates and (B) number of calls to infectious disease prescribers recorded in 2007 by Cubist as tracked by Cubist’s information systems, in each case ((A) and (B)) provided by Cubist to AstraZeneca in writing prior to the Effective Date, is true and correct.

(c)          AstraZeneca represents and warrants as of the Effective Date and covenants to Cubist that:

(i)            AstraZeneca (or its applicable Affiliate) holds the Product NDA and has all other licenses, authorizations, permissions, consents and approvals from any Agency necessary to use, Promote, sell and offer for sale the Product in the Territory, and all licenses,

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

authorizations, permissions, consents and approvals from any Agency (or applicable foreign equivalent) to manufacture the Product for sale in the Territory.

(ii)           To the actual knowledge of the AZ Knowledge Group, neither the manufacture or importation of the Product for sale in the Territory nor the use, sale or offer for sale of the Product in the Territory infringes or misappropriates any valid claims of any Third Party’s patent rights or any trademark, copyright or trade secret of a Third Party that is not licensed to or otherwise controlled by AstraZeneca or its Affiliates.

(iii)          To the actual knowledge of the AZ Knowledge Group, since []*, AstraZeneca has not been subject to any action, suit, claim, hearing or other proceeding, at law or equity, in or before any court or arbitrator in which the counterparty alleged that (A) the exploitation of the Product in the Territory infringes or misappropriates any patent, trademark, copyright or trade secret right of any Third Party, or (B) the use of the Product in the Territory resulted in any death, personal injury or other harm to any Person, []*.

(iv)          To the actual knowledge of the AZ Knowledge Group (A) since []* (B) as of the Effective Date, neither AstraZeneca nor any of its Affiliates (x) is being investigated, and there are no ongoing investigations by, any Agency in the Territory specifically or primarily relating to the Promotion of the Product in the Territory, nor (y) has AstraZeneca or any of its Affiliates received written notice that any Agency in the Territory intends to conduct any such investigation, and (C) neither AstraZeneca nor any of its Affiliates (x) is a party or the subject of any Proceeding that is pending as of the Effective Date or was pending or filed at any time []*, that alleges that AstraZeneca or any of its Affiliates have violated any Applicable Law in the Territory in connection with the Promotion of the Product in the Territory, nor (y) has AstraZeneca or any of its Affiliates received any threats in writing of any such Proceeding []* prior to the Effective Date.

(v)           The information regarding Product sales (including Gross Sales and Net Sales figures) and number of Product units sold, in each case in the Territory, provided by AstraZeneca to Cubist in writing prior to the Effective Date have been reported in or are to be reported in AstraZeneca’s formal audited financial statements (as certified by or to be certified by AstraZeneca’s accounting firm).

(vi)          To the actual knowledge of the AZ Knowledge Group, the information regarding Product Inventory and Product returns, in each case with respect to the Territory, provided by AstraZeneca to Cubist in writing prior to the Effective Date are true and correct.

(vii)         Any in-license agreements between AstraZeneca or any of its Affiliates and any Third Party with respect to the Product are valid and in force.

(viii)        That copy of that certain letter agreement between AstraZeneca UK and AstraZeneca dated as of June 26, 2008 provided to Cubist on or before the Effective Date is true and correct and such letter agreement is in full force and effect as of the Effective Date.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(ix)           That certain []*.

(x)            Neither AstraZeneca nor any of its Affiliates has granted any (sub)license to any Third Party to sell any Product (other than Product sold by AstraZeneca or its Affiliates) in the Territory.

(xi)           During the period from []* through the Effective Date, AstraZeneca and its Affiliates have conducted the sale of the Product in the Territory in the ordinary course and substantially consistent with past practice with respect to the Product in the Territory.

14.2         AstraZeneca Indemnification.

(a)          Without limitation of Section 14.2(b), AstraZeneca shall indemnify Cubist, its Affiliates and its and their respective directors, officers, employees and agents (the “Cubist Indemnified Parties”), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, penalties, costs and expenses (including reasonable attorneys’ fees and disbursements) (collectively, “Losses”) incurred by any of them in connection with, arising from or occurring as a result of any suit, investigation, or claim by, or demand of, a Third Party (a “Third Party Claim”) (including for death, personal injury or product liability) arising from (i) the breach by AstraZeneca of any of its obligations under this Agreement (including this Section 14.2), (ii) the breach or inaccuracy of any representation or warranty made by AstraZeneca in this Agreement, (iii) the negligence or intentional misconduct of any AstraZeneca Indemnified Parties in connection with the performance of AstraZeneca’s obligations under this Agreement, (iv) the manufacture, distribution, promotion, marketing, use, import, sale, offer for sale or other commercialization of the Product by or on behalf of AstraZeneca or any of its Affiliates in the Territory (including any death, personal injury or product liability) (but, with respect to subsection (iv), for clarity (A) not from the Cubist Program Activities or any other actions or omissions by or on behalf of Cubist or any of its Affiliates and (B) without limitation of Section 14.2(b)), (v) any actual or alleged infringement or misappropriation of any Third Party intellectual property arising from the commercialization of the Product in the Territory (including use of any Product Trademark or AstraZeneca Housemark) and (vi) the []* (including, in the case of this subsection (vi), any Third Party Claim in connection with, arising from or occurring as a result of any violation, conflict with, or breach of or under the []* by AstraZeneca or any of its Affiliates); except, in each case (subsections (i) through (vi)), for those Losses for which Cubist has an obligation to indemnify AstraZeneca pursuant to Section 14.3, as to which Losses each party shall indemnify the other to the extent of its respective liability for such Losses; provided, however, in no event shall AstraZeneca have any obligations under this Section 14.2(a) (other than under subsection (v) or (vi) of this Section 14.2(a)) with respect to the Cubist Program Activities (but, for clarity, without limitation of Section 14.2(b)).

(b)         AstraZeneca shall indemnify the Cubist Indemnified Parties, and defend and save each of them harmless, from and against any and all Losses incurred by any of them in connection with, arising from or occurring as a result of any Third Party Claim (including for death, personal injury or product liability) arising from (i) the []* (subsections (i)

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

through (iii)), in compliance with this Agreement (provided that, for purposes of this Section 14.2(b), if, in performing its obligations under this Agreement, Cubist does not []* subsections (i) through (iii)), (subsections (i) through (iii), collectively, the []*; provided that AstraZeneca shall have no obligation to indemnify or hold harmless any Cubist Indemnified Party for or from any Losses incurred by any of them in connection with, arising from or occurring as a result of (A) the breach by Cubist of any of its obligations under this Agreement, (B) the breach or inaccuracy of any representation or warranty made by Cubist in this Agreement, or (C) the negligence or intentional misconduct of any Cubist Indemnified Parties in connection with the performance of Cubist’s obligations under this Agreement, provided that, []* for purposes of subclauses (A) or (C) of this Section 14.2(b).  For clarity, as used in this Section, no material, or action or omission by or on behalf of Cubist or its Affiliates, shall be deemed “expressly provided” or “expressly instructed” by AstraZeneca as a result of AstraZeneca’s approval (or deemed approval) of such material, action or omission.

14.3         Cubist Indemnification.

(a)          Without limitation of Section 14.3(b), Cubist shall indemnify AstraZeneca, its Affiliates and its and their respective directors, officers, employees and agents (the “AstraZeneca Indemnified Parties”), and defend and save each of them harmless, from and against any and all Losses incurred by any of them in connection with, arising from or occurring as a result of any Third Party Claim (including for death, personal injury or product liability) arising from (i) the breach by Cubist of any of its obligations under this Agreement (including this Section 14.3), (ii) the breach or inaccuracy of any representation or warranty made by Cubist in this Agreement, or (iii) the negligence or intentional misconduct of any Cubist Indemnified Parties in connection with the performance of Cubist’s obligations under this Agreement; except in each case (subsections (i) through (iii)), for those Losses for which AstraZeneca has an obligation to indemnify Cubist pursuant to Section 14.2, as to which Losses each party shall indemnify the other to the extent of its respective liability for such Losses.

(b)         Cubist shall indemnify the AstraZeneca Indemnified Parties, and defend and save each of them harmless, from and against any and all Losses incurred by any of them in connection with, arising from or occurring as a result of any Third Party Claim for any []*, or (B) any equipment or technology []*, including the use of Cubist’s Systems, or (ii) the use of any Cubist Trademark in any Promotional Materials.

14.4         Indemnification Procedure.

(a)          Notice of Claim.  The indemnified party (the “Indemnified Party”) shall give the indemnifying party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of facts upon which such Indemnified Party intends to base a request for indemnification under Section 14.2 or Section 14.3, but in no event shall the Indemnifying Party be liable for any Losses that result directly from any delay in providing such notice.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time).  The Indemnified Party shall furnish

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses.

(b)         Other Procedures.  The obligations of an Indemnifying Party under Section 14.2 or Section 14.3 shall be governed by and be contingent upon the following additional terms and conditions:

(i)            Control of Defense.  At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) calendar days after the Indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification.  Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party which shall be reasonably acceptable to the Indemnified Party.  In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnified Party in connection with the Third Party Claim.  Subject to clause (ii) below, if the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim.  In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnified Party.

(ii)           Right to Participate in Defense.  Without limiting Section 14.4(b)(i), any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s own expense unless (A) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (B) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 14.4(b)(i) (in which case the Indemnified Party shall control the defense).

(iii)          Settlement.  With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party in any manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate.  With respect to all other Losses in connection with

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 14.4(b)(i), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).  The Indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the prior written consent of the Indemnifying Party.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(iv)          Cooperation.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

(v)           Expenses.  Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

14.5         Cubist Workers’ Compensation and Liability Insurance.

(a)          Cubist shall, at its own expense, provide and keep in full force and effect during the Term the following kinds and minimum amounts of insurance:

(i)            Workers’ Compensation.  Workers’ compensation statutory coverage as required by the laws of the jurisdictions in which the services hereunder are performed;

(ii)           Employer’s Liability.  Employer’s liability insurance with a limit of []* for bodily injury by accident per person, []* disease and []* policy limit;

(iii)          Automobile.  Commercial automobile liability insurance with a []* combined single limit on vehicles owned, leased or hired by Cubist while performing its obligations under this Agreement;

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

(iv)          General Liability.  Commercial general liability insurance in the amount of []* each occurrence and aggregate;

(v)           Umbrella Liability.  Umbrella liability insurance in the amount of []* each occurrence and aggregate; and

(vi)          Employment Practices Liability Insurance.  Employment practices liability insurance in the amount of []* each occurrence.

(b)         Each of the above policies shall be []* to any liability insurance carried by AstraZeneca, which insurance shall be []* for claims and losses arising out of the performance of this Agreement.

(c)          A certificate(s) of insurance evidencing the coverages in Section 14.5(a) shall be submitted to AstraZeneca by Cubist prior to the Program Commencement Date and shall bear a certification that the coverage specified therein will not be cancelled without at least []* prior written notice to AstraZeneca’s purchasing department.  All such policies shall be written with a company or companies listed to do business in []* having a financial rating of not less than []* in the most current edition of Best’s Key Rating Guide.  []*.

14.6         AstraZeneca Insurance.

AstraZeneca shall, at its own expense, provide and keep in full force and effect during the Term product liability insurance in the amount of []* each occurrence and aggregate and []*.  A certificate of insurance evidencing the coverage described in this Section 14.6 shall be submitted to Cubist by AstraZeneca prior to the Program Commencement Date and shall bear a certification that the coverage specified therein will not be cancelled without at least []* prior written notice to Cubist.  All such policies shall be written with a company or companies listed to do business in []* having a financial rating of not less than []* in the most current edition of Best’s Key Rating Guide.

14.7         Limitations of Liability; Cap.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY’S AND ITS AFFILIATES’ TOTAL COLLECTIVE LIABILITY UNDER OR RELATING TO THIS AGREEMENT, EXCLUDING ITS LIABILITY UNDER []*, AS THE CASE MAY BE (WHICH LIABILITY SHALL NOT BE SUBJECT TO THE CAP), SHALL NOT EXCEED, IN THE AGGREGATE, THE CAP.  NOTWITHSTANDING THE FOREGOING, THE CAP SHALL NOT APPLY TO ANY LIABILITY ARISING FROM (a) []* OF SUCH PARTY OR ANY OF ITS AFFILIATES, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, OR (b) ANY []* BY SUCH PARTY OR ANY OF ITS AFFILIATES, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, NOR SHALL THE CAP APPLY TO []*.  THE “CAP” SHALL EQUAL THE GREATER OF []*, AND []*, BUT IN NO EVENT SHALL THE CAP EXCEED []*.  EACH PARTY ACKNOWLEDGES AND AGREES THAT THE LIMITATIONS OF LIABILITIES

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

SET FORTH IN THIS SECTION 14.7 WERE BARGAINED FOR AND ARE ESSENTIAL TERMS OF THIS AGREEMENT.

ARTICLE XV- TERM AND TERMINATION

15.1         Term.

The term of this Agreement shall commence on the Effective Date and shall continue through December 31, 2012, unless earlier terminated pursuant to Section 15.2 or any other applicable provision of this Agreement (the “Term”).

15.2         Termination.

Without limitation of any other right of termination (or automatic termination) set forth elsewhere in this Agreement:

(a)          This Agreement shall terminate automatically upon (i) termination of the Sumitomo License, or (ii) an amendment to the Sumitomo License that (A) causes the rights of AstraZeneca UK Limited thereunder to sell the Product in the Territory to be other than exclusive []* or (B) terminates the rights of AstraZeneca UK Limited thereunder to sell the Product in the Territory; provided that AstraZeneca shall notify Cubist in writing of such termination or any such amendment of the Sumitomo License as promptly as possible after its occurrence.

(b)         This Agreement may be terminated by either party pursuant to any of the following clauses:

(i)            Immediately upon written notice to the other party, in the event of a material breach of this Agreement by the other party (other than those breaches and events described in Sections 15.2(c) or 15.2(d), which shall be governed by those Sections), including in the case of Cubist as the breaching party, a failure to fully perform its obligations to conduct the required level of Detailing under Section 3.1(a) in a calendar month (if applicable) or Calendar Quarter, which breach remains uncured thirty (30) calendar days after written notice thereof is given to the breaching party (except in the case of a breach by either party of its obligations under Section []*, the cure period shall be []* instead of thirty (30) calendar days).  Notwithstanding the foregoing, AstraZeneca shall not have the right to terminate this Agreement pursuant to this Section 15.2(b)(i) on the basis of Isolated Program Employee Conduct.

(ii)           Immediately upon written notice to the other party, (A) if the other party files in any court or Agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that party or of its assets; (B) if the other party proposes a written agreement of composition or extension of its debts; (C) if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) calendar days after the filing thereof; (D) if the other party consents to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such party or for any substantial part of its property or

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

make any assignment for the benefit of creditors; (E) if the other party admits in writing its inability to pay its debts generally as they become due; or (F) if any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against property of the other party which represents a substantial portion of its property.

(iii)          In the event that Cubist ceases to Promote Cubicin in the Territory, by written notice to the other party, effective as of the later of (A) the date on which such notice is provided, and (B) the date on which Cubist ceases to Promote Cubicin in the Territory.

(iv)          Upon at least []* prior written notice to the other party, provided that the effective date of such termination shall be no earlier than January 1, 2010.

(c)          This Agreement may be terminated by AstraZeneca pursuant to any of the following clauses:

(i)            Upon thirty (30) calendar days’ prior written notice to Cubist, if, for []* consecutive Calendar Quarters, Gross Sales for each such Calendar Quarter do not exceed []* of Quarterly Baseline Sales for such Calendar Quarter.

(ii)           Immediately upon written notice to Cubist, if (A) AstraZeneca withdraws the Product from the market in the Territory, (B) AstraZeneca is required or determines, for safety or efficacy reasons, to restrict the approved indications for the Product in the Territory or (C) any government entity, including any federal or state entity, imposes price controls that are reasonably likely to result in an obvious and substantial loss of Gross Sales for the Product.

(iii)          Immediately upon written notice to Cubist, if Cubist violates Section 11.1.

(iv)          Immediately upon written notice to Cubist, if there is a Change in Control with respect to Cubist, provided that such notice of termination is given within thirty (30) calendar days after the later of (A) such Change in Control and (B) the date on which Cubist provides AstraZeneca with written notice thereof.

(v)           Immediately upon written notice to Cubist, if (A) Cubist fails to maintain the required number of Representatives as set forth in Section 3.1 (taking account of the permitted vacancy rate) for []* or (B) Cubist fails to maintain the required number of CSDs as set forth in Section 3.2 (taking account of the permitted vacancy rate) for []*.

(vi)          Upon ten (10) calendar days’ prior written notice to Cubist, if (A) Cubist has failed to ensure compliance by the Program Employees with Applicable Law, which failure to comply is not promptly rectified after first notice thereof to (w) Cubist’s chief []*, (B) Cubist fails to report to AstraZeneca within []* business days after when []* first learns of any material violation by any Program Employee of Applicable Law, excluding any violations of the American Medical Association Guidelines on Gifts to Physicians from Industry or PhRMA Code on Interactions with Healthcare Professionals (which violations are covered by clause (C)), (C) Cubist fails to report to AstraZeneca within []* business days after []* violation

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

by any Program Employee of the American Medical Association Guidelines on Gifts to Physicians from Industry or PhRMA Code on Interactions with Healthcare Professionals, or (D) Cubist fails to fulfill its reporting obligations set forth in clause (ii) of Section 8.1(c) and has not cured such failure as of the earlier of (x) []* business days after notice from AstraZeneca of such failure or (y) []* business days after the date on which []* of such failure;  provided however, that none of the foregoing is materially the result of the use, in compliance with the Agreement, of Promotional Materials, training materials or other materials, in each case provided by or on behalf of AstraZeneca, or actions taken at the direction of AstraZeneca (where AstraZeneca’s approval or deemed approval shall not constitute “direction”), or materially due to any violation of Applicable Law by AstraZeneca or any of its Affiliates.

(vii)         Upon []* business days’ prior written notice to Cubist, in the case of a Significant Stockout, provided that such written notice of termination is provided no later than []* calendar days after the end of such Significant Stockout.

(d)         This Agreement may be terminated by Cubist pursuant to any of the following clauses:

(i)            Immediately upon written notice to AstraZeneca, if (A) AstraZeneca withdraws the Product from the market in the Territory, (B) AstraZeneca fails to maintain the Product NDA, (C) AstraZeneca is required or determines, for safety or efficacy reasons, to restrict the indications approved for the Product under the Product NDA or (D) any government entity, including any federal or state entity, imposes price controls that are reasonably likely to result in an obvious and substantial loss of Gross Sales.

(ii)           Immediately upon written notice to AstraZeneca, if AstraZeneca or its Affiliates, directly or indirectly, (i) market, Promote, sell or accept orders for the sale of any Competing Product in the Territory, or (ii) assist or cooperate in any way with any other Person in connection with the marketing, Promotion, selling or acceptance of orders for the sale of any Competing Product in the Territory.

(iii)          Immediately upon written notice to AstraZeneca, if there is a Change in Control with respect to AstraZeneca, provided that such notice of termination is given within thirty (30) calendar days after the later of (A) such Change in Control and (B) the date on which AstraZeneca provides Cubist with written notice thereof.

(iv)          Upon ten (10) calendar days’ prior written notice to AstraZeneca, if AstraZeneca or any of its Affiliates has failed to comply with Applicable Law in connection with the performance of its obligations under this Agreement, which failure would reasonably be expected to have a material adverse effect on the Promotion of the Product in the Territory.

(v)           Upon []* business days’ prior written notice to AstraZeneca, in the case of a Significant Stockout, provided that such written notice of termination is provided no later than []* calendar days after the end of such Significant Stockout.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

15.3         Effect of Expiration or Termination.

(a)          Notwithstanding any provision herein to the contrary, in the event that the Term does not end on the last day of a Calendar Year, for any reason, then the last day of the Term shall be treated as the last day of the Calendar Year and the end-of-Term proration principles set forth in Section 6.2(a) shall apply to calculate the final amount due and payable to Cubist pursuant to ARTICLE VI.

(b)         Notwithstanding any provision herein to the contrary, without limiting any of a party’s other rights or remedies hereunder or otherwise in law or equity, in the event that this Agreement (i) terminates automatically pursuant to Section 15.2(a) because []*.

(c)          Upon the effective date of the expiration or termination of this Agreement, except as otherwise agreed by AstraZeneca and Cubist in writing with respect to any wind-down activities, Cubist shall promptly cease all Promotion of the Product, including Detailing, and all CSD Activities, and promptly discontinue the use of any Promotional Materials, AstraZeneca CSD Materials, and Product Trademarks.

(d)         Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

15.4         Accrued Rights; Surviving Obligations.

(a)          Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a party prior to such termination or expiration.  Such termination or expiration shall not relieve a party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

(b)         Sections 3.11 (with respect to reporting for the final month or Calendar Quarter of the Term, as applicable), 6.2 (for purposes of the final accounting of amounts due to Cubist hereunder), 6.3, 6.4, 8.1(c) through (j) (if and to the extent required by Applicable Law), 8.1(n) (if and to the extent required by Applicable Law), 10.1, 10.2, 13.5, 14.2 through 14.4, 14.7, 15.3, 15.5, this Section 15.4, and Articles IX, XI (solely for the time period set forth therein), XII, and XVI shall survive expiration or earlier termination of this Agreement for any reason.

15.5         Return of All Materials.

Upon the expiration or earlier termination of this Agreement, Cubist shall destroy or promptly ship or otherwise provide to AstraZeneca all Promotional Materials, training materials and other materials (including Sales Training Materials and CSD Training Materials) including any and all copies, in any form, of any of the foregoing made by or on behalf of Cubist or its Affiliates or AstraZeneca, in Cubist’s possession or control (including those in the possession of any Program Employee, Affiliate or printer of Cubist).  Cubist shall ensure that all electronic copies of any of the foregoing within Cubist’s possession or control (including those

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

in the possession of any Program Employee) are deleted; provided that Cubist may retain, for archival purposes only, electronic copies made as routine back-ups in accordance with Cubist’s standard operating procedures and one copy of other materials in non-electronic form by Cubist’s general counsel solely for archival purposes.  Notwithstanding anything contained herein, (a) Cubist shall not have any obligation to return any such materials that contain the Cubist Trademarks, but shall not use, and shall ensure that all such materials are destroyed, and (b) with respect to all materials relating to the Promotion of the Product in the Territory in AstraZeneca’s or any of its Affiliate’s possession or control that contain any Cubist Trademark, AstraZeneca shall not use such materials and shall ensure that all such materials are destroyed.

ARTICLE XVI - MISCELLANEOUS

16.1         Dispute Resolution.

(a)          Subject to Sections 11.2, 12.6 and 16.1(d), in the event that the parties or the Designated Medical Affairs Representatives fail to resolve any Dispute, other than with respect to a Dispute resolved by AstraZeneca’s Designated Medical Affairs Representative pursuant to Section 5.2, within the time period specified in this Agreement for resolution of the applicable matter, or if no time period is so specified, within a reasonable time, either party may refer such Dispute to executive representatives of the parties (each such executive representative shall be designated by the party to be represented) who have decision-making authority regarding such matter (subject to Board of Directors’ or equivalent approval, if required).  Within ten (10) calendar days after either party gives written notice to the other party of its desire to resolve such a Dispute pursuant to this Section 16.1(a) (the “Dispute Notice”), such executive representatives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute.

(b)         If, within thirty (30) calendar days after the Dispute Notice is provided (“Escalation Period”), such executive representatives have not resolved a Dispute, then (i) if such Dispute is not []*, neither party shall be precluded from initiating litigation or other legal action with respect to such Dispute, or []* Section 16.1(c) shall apply.  Notwithstanding anything contained herein, if there is []* that involves any provisions of this Agreement that relate to []*.

(c)          Any []* not resolved by the executive representatives of the parties, within the time period set forth in Section 16.1(b), may be submitted by either party, upon written notice to the other party to expert arbitration pursuant to this Section 16.1(c) (an “Arbitration Notice”) and shall be finally settled by such arbitration.  Such arbitration shall, unless otherwise mutually agreed by the parties, be held, if initiated by AstraZeneca, in Massachusetts, and if initiated by Cubist, in Delaware, before one neutral arbitrator (selected as set out below in Section 16.1(c)(i)).  Such right shall be without limitation to any termination right of a party that may arise as a result of the Significant Market Event to which such Baseline Sales Dispute relates.

(i)            Following delivery of an Arbitration Notice pursuant to this Section 16.1(c) with respect to a []*, the parties shall promptly negotiate in good faith to appoint

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

a mutually acceptable neutral arbitrator who has the appropriate business background in the pharmaceutical industry and experience as an arbitrator of disputes between entities in the pharmaceutical industry not affiliated with either party (a “Neutral”).  If the parties are not able to agree in writing on a mutually acceptable Neutral within ten (10) calendar days after delivery of such Arbitration Notice, the International Institute for Conflict Prevention & Resolution (“CPR Institute”) shall be responsible for selecting a qualified, disinterested and conflict-free Neutral (in accordance with its rules for selecting such a person, if any) within fifteen (15) calendar days after a written request by either party (the other party shall be copied on such request).  The out-of-pocket fees and costs of the Neutral and, if any, the CPR Institute, in connection with the arbitration shall be shared equally by the parties.

(ii)           Within thirty (30) calendar days after such matter is referred to the Neutral, each party shall provide the Neutral and the other party with such party’s proposal with respect to []* with a written memorandum in support of such proposal, including any relevant supporting data and analysis (a “Proposal”).  Within sixty (60) calendar days after such matter was first referred to the Neutral, each party shall have the right to respond to the other party’s Proposal, including its memorandum and supporting data and analysis (but neither party may change its own Proposal), which response and any data and analysis in support thereof shall be provided to the Neutral and the other party (a “Response”).

(iii)          Within fifteen (15) calendar days after the earlier of (a) each party’s receipt of the other party’s Response and (b) the seventy-fifth (75th) calendar day after such matter was first submitted to arbitration, the Neutral must select one or the other of the parties’ Proposals to resolve the Baseline Sales Dispute and may not combine, supplement or otherwise modify the parties’ Proposals in any manner.  If a Party fails to submit a Proposal to the Neutral as provided hereunder, the Proposal submitted by the other party to the Neutral shall be deemed to be the selected Proposal.  The authority of the Neutral shall be expressly and solely limited to considering the two Proposals (and any Responses) submitted to the Neutral by the parties and to choosing between the two Proposals, and, within the scope of the Neutral’s limited authority, the decision of the Neutral made in accordance with the terms of this Section 16.1 shall be a final, legal, valid and binding and enforceable against the parties.  With respect to a []*, the Neutral shall establish the []*, as applicable, that were the subject of the []* by selecting the amount(s) proposed by one of the parties as set out in its Proposal that is the most fair and reasonable to the parties in light of the totality of the circumstances.  The amount(s) set out in the party’s Proposal selected by the Neutral shall be deemed, upon a decision by the Neutral in accordance with the terms of this Section 16.1, to be the []* for the applicable Calendar Year(s) and Calendar Quarter(s) that were the subject of such []* for all purposes under this Agreement.  The parties hereby waive any right to institute a court or other dispute resolution proceeding with respect to, and acknowledge that arbitration in accordance with this Section 16.1(c) is the sole and exclusive means of resolving, a []*.  For the avoidance of doubt, the Neutral shall not have any authority (A) to award any damages or to act contrary to, or to modify or otherwise amend, any of the terms or conditions of this Agreement or (B) determine whether or not an event constitutes a []*.

(d)         Neither party shall initiate litigation or other legal action with respect to any Dispute until after the conclusion of the Escalation Period; provided that nothing in this

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

Section 16.1 shall preclude either party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief with respect to a Dispute if necessary to protect the interests of such party.  This Section 16.1 shall be specifically enforceable.

16.2         Governing Law, Jurisdiction, Venue and Service of Process.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware applicable to agreements executed and to be performed solely within such state excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  Each party hereby irrevocably and unconditionally (a) consents to the exclusive jurisdiction of the courts of the State of Delaware or in the United States District Court for Delaware for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts, (b) waives its right to a jury trial, (c) waives any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of Delaware or in the United States District Court for Delaware, (d) agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and (e) agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 16.5 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

16.3         Force Majeure.

Neither party shall be liable for delay in delivery or nonperformance in whole or in part, nor shall the other party have the right to terminate this Agreement except as otherwise specifically provided in this Section 16.3, where delivery or performance has been affected by a condition beyond a party’s reasonable control, including inability to obtain labor, materials or manufacturing facilities; provided, that the party affected by such a condition shall, within ten (10) calendar days after its occurrence, give notice to the other party stating the nature of the condition, its anticipated duration and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the nonperforming party shall use its reasonable efforts to remedy its inability to perform; provided, however, that if the suspension of performance continues for sixty (60) calendar days after the date of the occurrence, and such failure to perform would constitute a material breach of this Agreement in the absence of such force majeure, the nonaffected party may terminate this Agreement immediately upon written notice to the other party.

16.4         Waiver.

A party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy, does not constitute a waiver of such provision, right or remedy, or prevent such party thereafter from enforcing any or all provisions

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

and exercising any or all other rights and remedies.  The exercise of any right or remedy does not constitute an election or prevent the exercise of any or all rights or remedies, all rights and remedies being cumulative.  In no event shall AstraZeneca’s (or the AZAP Review Team’s) approval (or deemed approval) of any (a) materials to be used by Cubist or its Affiliates in connection with the Program, or (b) acts or omissions of Cubist or its Affiliates in connection with the Program, constitute a waiver of AstraZeneca’s rights, or otherwise be deemed to limit Cubist’s obligations, under this Agreement, including with respect to any breach of this Agreement by Cubist.  In no event shall Cubist’s (or Cubist’s AZAP Representative’s) approval (or deemed approval) of any (x) materials provided by AstraZeneca or its Affiliates in connection with its activities under this Agreement or (y) acts or omissions of AstraZeneca or its Affiliates in connection with its activities under this Agreement, constitute a waiver of Cubist’s rights, or otherwise be deemed to limit AstraZeneca’s obligations, under this Agreement, including with respect to any breach of this Agreement by AstraZeneca.

16.5         Notices.

Unless otherwise expressly provided for herein, all Notices shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by express courier service, costs prepaid, or by facsimile, to the respective addresses specified below (or to such other address as may be specified by Notice to the other party):

If to AstraZeneca, to:	AstraZeneca Pharmaceuticals LP 1800 Concord Pike Wilmington, Delaware 19803 Attention: Alliance Manager U.S. Business Development Facsimile No.: []*

With a copy to:	AstraZeneca Pharmaceuticals LP 1800 Concord Pike Wilmington, Delaware 19803 Attention: General Counsel Facsimile No.: []*

If to Cubist, to:	Cubist Pharmaceuticals, Inc. 65 Hayden Avenue Lexington, Massachusetts 02421 Attention: Chief Operating Officer Facsimile No.: 781-274-0787

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

With a copy to:	Cubist Pharmaceuticals, Inc. 65 Hayden Avenue Lexington, Massachusetts 02421 Attention: General Counsel Facsimile No.: 781-860-1407

Any Notice delivered by facsimile or similar means shall be confirmed by a hard copy delivered as soon as practicable thereafter.  The effective date of any Notice shall be: (a) the date of the addressee’s receipt, if delivered by hand or express courier; or (b) the date of receipt if received by 5:00 p.m. local time on a business day or, if not, the first business day after receipt, if sent by facsimile.  It is understood and agreed that this Section 16.5 is not intended to govern the day-to-day business communications necessary between the parties in performing their duties, in due course, under the terms of this Agreement.

16.6        Entire Agreement.

This Agreement, including the Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, with respect to the subject matter hereof, including, with respect to such subject matter, that certain reciprocal confidentiality agreement between the parties effective as of December 3, 2007.  Each party confirms that it is not relying on any representations or warranties of the other party except as specifically set forth herein.  No amendment or modification hereof shall be binding upon the parties unless in writing and duly executed by authorized representatives of both parties.

16.7         Successors; Assigns; Subcontracting.

The terms and provisions hereof shall inure to the benefit of, and be binding upon, AstraZeneca, Cubist and their respective successors and permitted assigns.  Subject to Section 16.11, neither party shall assign or transfer this Agreement, or assign, transfer or delegate any of its rights or obligations hereunder, including subcontracting any of its obligations hereunder without the prior written consent of the other party; provided, however, that each party shall have the right, without the consent of the other party, (a) to assign or transfer this Agreement, or to assign, transfer or delegate any of its rights and obligations hereunder, to its Affiliates, (b) to assign or transfer this Agreement to any successor in interest in any manner to all or substantially all of the business to which this Agreement relates (in the case of Cubist, solely in connection with a Change in Control), or (c) to subcontract the performance of any of its obligations hereunder to any Person (other than, with respect to Cubist, any of its obligations relating to Promotion or CSD Activities hereunder with respect to the Product in the Territory (except with respect to vendors in connection with the Speaker Program, as set forth in Section 3.3(a)), provided that such party shall remain responsible for such obligations to the extent it would be responsible for its own performance of such obligations.  Any attempt to assign, transfer, subcontract or delegate this Agreement, or any rights or obligations hereunder, in violation of this Section 16.7 shall be null and void.  Each party shall notify the other party as promptly as possible of (i) any assignment or transfer of any of its rights or obligations hereunder, or any

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

assignment or transfer of this Agreement by such party, or (ii) any Change in Control with respect to such party.

16.8         Exhibits.

All Exhibits referred to in this Agreement are intended to be, and hereby are, specifically incorporated into and made a part of this Agreement; provided that, in the event of any conflict or any inconsistency between any term or condition of this Agreement and any term or condition of any Exhibit or other attachment hereto, the terms and conditions of this Agreement shall control.

16.9         Counterparts.

This Agreement may be executed in one or more counterpart copies, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

16.10       Severability.

If any provision hereof should be invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by applicable law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intent of the parties as nearly as may be possible, and (b) the parties shall use their best efforts to negotiate a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the parties with respect thereto.  To the fullest extent permitted by applicable law, each party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

16.11       Affiliates.

Each party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions relate, or are intended to relate to such Affiliates, as if such Affiliates were expressly named as joint obligors hereunder.  Without limiting the generality of the foregoing or Section 16.7, any obligations of a party hereunder may be delegated to or performed by any of such party’s Affiliates, and such obligations will be deemed satisfied upon performance by such Affiliate.

16.12       Expenses.

Each of the parties shall pay the fees and expenses of its respective counsel and other experts and all other expenses, except as otherwise expressly set forth herein, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

16.13       Further Assurances.

Each party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other party may reasonably request to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other party its rights and remedies under this Agreement.

16.14       Construction.

The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The language of this Agreement shall be deemed to be the language mutually chosen by the parties and no rule of strict construction shall be applied against either party hereto.

16.15       No Joint Venture.

Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the parties hereto or, except as otherwise expressly provided herein, as granting to either party the authority to bind or contract any obligation in the name of or on the account of the other party, or to make any statements, representations, guarantees or warranties on behalf of the other party.

[The remainder of this page has been intentionally left blank.]

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

IN WITNESS WHEREOF, the parties have caused this Commercial Services Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

ASTRAZENECA PHARMACEUTICALS LP		CUBIST PHARMACEUTICALS, INC.

By:	/s Anthony P. Zook	By:	/s Michael W. Bonney
Name:	Anthony P. Zook	Name:	Michael W. Bonney
Title:	President and CEO	Title:	President and CEO

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

EXHIBIT A
ANNUAL AND QUARTERLY BASELINE SALES
AND
EXAMPLE OF CALCULATION OF ANNUAL AMOUNT DUE

This Exhibit is subject to the terms and conditions of the Agreement.

The following terms shall have their indicated meanings when used in this Exhibit A and elsewhere in the Agreement:

[]* means, for a Calendar Year (or portion thereof), the []* for such Calendar Year (or portion thereof) multiplied by the []* for such Calendar Year or portion thereof).

[]* means, for a Calendar Year (or portion thereof), the Gross Sales for such Calendar Year (or portion thereof) []*.

“Annual Amount Due” or “AAD” means, subject to Section 6.2(a) and (f) of the Agreement, for a Calendar Year (or portion thereof), the []* for such Calendar Year (or portion thereof), unless this Agreement is effective for less than the entirety of such Calendar Year (i.e., not in effect at the beginning of such Calendar Year or terminated in accordance with the terms of this Agreement), in which event the AAD shall be prorated as set forth in the proration principles set forth in Section 6.2(a) of the Agreement.  For clarity, the AAD shall be determined after the end of such Calendar Year unless this Agreement is terminated in accordance with its terms before the end of such Calendar Year and in which event it shall be determined at the end of the Calendar Quarter in such Calendar Year where the Agreement is terminated (provided that this sentence relates only to the determination of the AAD and not the time period used to calculate the AAD, which shall be determined in accordance with the aforementioned proration principles).

“Annual Baseline Amount” or “ABA” means $20,000,000 (Twenty Million Dollars).

“Annual Baseline Sales” or “ABS” means the forecasted Gross Sales for a Calendar Year as set forth in this Exhibit A or determined pursuant to Section 6.1.

[]* means, for a Calendar Year (or portion thereof), []* for such Calendar Year (or portion thereof).

[]* means, for a Calendar Year (or portion thereof), the []* for such Calendar Year (or portion thereof) divided by the []* for such Calendar Year (or portion thereof), expressed as a percentage.

“Quarterly Amount Due” means, subject to Section 6.2(a) and (f), (i) for any Calendar Quarter during the Term, other than the last Calendar Quarter of any Calendar Year, one-fourth (1/4) of the Annual Baseline Amount for the Calendar Year in which such Calendar Quarter occurs and (ii) for the last Calendar Quarter of a Calendar Year, the difference between the Annual Amount Due for the Calendar Year in which such Calendar Quarter occurs and the sum of the Quarterly Amount Due for each prior Calendar Quarter during such Calendar Year.  Notwithstanding the

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

foregoing, the last Calendar Quarter of the Term shall be treated under clause (ii) rather than clause (i) and the calculations under this definition shall be subject to the proration principles set forth in Section 6.2(a) of the Agreement.

“Stepped Amount” means, subject to the proration principles set forth in Section 6.2(a), in the case where []*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

I.                                         Annual and Quarterly Baseline Sales by Calendar Year:

Calendar Year	Annual Baseline Sales (as of the Effective Date []*)	Quarterly Baseline Sales
2008	[]*	[]*

[]*

2009	[]*	[]*

[]*

[]*

[]*

During the Term, commencing 2010	To be determined pursuant to Section 6.1 of the Agreement	To be determined pursuant to Section 6.1 of the Agreement

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

II.                                     Example Calculation of Annual Amount Due:

An example, for illustrative purposes only, of the foregoing calculation is provided below:

Assuming that in Calendar Year 2009 the Gross Sales are []* million []* (as shown calculated below in this example), the Annual Amount Due would be calculated as follows:

[]*	[]	*			[]	*
[]*:
[]*	[]	*	[]	*

[]*	[]	*	[]	*

[]*	[]	*	[]	*
[]*	[]	*	[]	*

[]*	[]	*	[]	*

[]*	[]	*	[]	*

[]*	[]	*			[]	*

[]*	[]	*			[]	*

Calculation of []* for item (d) in the above calculation:

[]*	[]	*	[]	*
[]*			[]	*
[]*			[]	*
[]*			[]	*
[]*			[]	*
[]*			[]	*
[]*	[]	*	[]	*

[]*
[]*	[]	*	[]	*
[]*	[]	*	[]	*
[]*	[]	*	[]	*

[]*	[]	*	[]	*
[]*	[]	*	[]	*

[]*	[]	*	[]	*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

EXHIBIT B-1

SPECIFIC CUBIST BUSINESS POLICIES

[]*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

B-1

EXHIBIT B-2

SPECIFIC AZ BUSINESS POLICIES

[]*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

B-2

EXHIBIT C
CSD ACTIVITIES

1.                                       []*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

C-1

EXHIBIT D

SPEAKER PROGRAM PROCEDURES

I.                   []*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

D-1

EXHIBIT E
INITIAL DESIGNATED MEDICAL AFFAIRS REPRESENTATIVES

AstraZeneca Representative

[]*

Cubist Representative

[]*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

E-1

EXHIBIT F-1
INITIAL SALES TRAINING PLAN

PRODUCT TRAINING

For clarity, all training conducted pursuant to and all training materials used in connection with, the Initial Training Plan shall be in accordance with the Agreement.

INITIAL PRODUCT SALES TRAINING PLAN FOR CUBIST

[]*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

F-1

EXHIBIT F-2
INITIAL CSD TRAINING PLAN

[]*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

F-2

EXHIBIT G-1
CUBIST TRADEMARKS

The mark “CUBIST” that is covered by U.S. Trademark Reg. No. 2,125,875 for “pharmaceutical products, namely, antimicrobial drugs” in International Class 5 only, and the stylized mark/logo below.  (The PMS color for the purple color is 2607.)

*Confidential Treatment Requested. Omitted portions filed separately with the Commission.

G-1

EXHIBIT G-2
ASTRAZENECA HOUSEMARKS

The mark “ASTRAZENECA” in upper case block letters and the stylized mark/logo below.

*Confidential Treatment Requested. Omitted portions filed separately with the Commission.

G-2

EXHIBIT H

[INTENTIONALLY OMITTED]

*Confidential Treatment Requested. Omitted portions filed separately with the Commission.

H-1

EXHIBIT I

[INTENTIONALLY OMITTED]

*Confidential Treatment Requested. Omitted portions filed separately with the Commission.

I-1

EXHIBIT J
FORM OF DETAIL REPORT

Quarterly Report

Reporting Period:                            to

Prescriber Level Reporting

[]*	[]	*	[]	*	[]	*	[]	*

[]*									[]	*

[]*
[]*
[]*

*Confidential Treatment Requested. Omitted portions filed separately with the Commission.

Account Level Reporting

[]*	[]	*	[]	*	[]	*	[]	*

[]*									[]	*

[]*									[]	*

[]*

[]*

Report Created:

*Confidential Treatment Requested. Omitted portions filed separately with the Commission.

Monthly Report

Reporting Period:                            to

Prescriber Level Reporting

[]*	[]	*	[]	*	[]	*	[]	*

[]*									[]	*

[]*
[]*
[]*

*Confidential Treatment Requested. Omitted portions filed separately with the Commission.

Account Level Reporting

[]*	[]	*	[]	*	[]	*	[]	*

[]*									[]	*

[]*									[]	*

[]*

[]*

Report Created:

*Confidential Treatment Requested. Omitted portions filed separately with the Commission.

EXHIBIT K
FORM OF CSD ACTIVITIES REPORT

[]*	[]	*
[]*
[]*
	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]*
[]*
[]*
[]*
	[]	*	[]	*	[]	*	[]	*
[]*
[]*
[]*
	[]	*	[]	*
[]*
[]*
[]*
	[]	*	[]	*	[]	*	[]	*	[]	*
[]*
[]*
[]*
			[]*				[]*				[]*
	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*

[]*

[]*	[]	*
[]*	[]	*
[]*
[]*
[]*
[]*
[]*
[]*

*Confidential Treatment Requested. Omitted portions filed separately with the Commission.

K-1

EXHIBIT L
INITIAL SALES TRAINING MATERIALS

eSTAR #

Item Name

[]*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

L-1

EXHIBIT M
PROMOTION PLAN

1.             Critical Care Target Accounts

[]*

2.             Pediatric Target Accounts

[]*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

M-1

EXHIBIT N
INITIAL PROMOTIONAL MATERIALS

eSTAR #

Item Name

[]*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

N-1

EXHIBIT O
FORM OF PRODUCT SALES (WEEKLY/MONTHLY) REPORTS

Calculations to be done by AstraZeneca to generate the Merrem []* Inventory Reports.   For purposes of clarity, these calculations are not required to be included in the report.

[]* Inventory – []* Inventory on Hand for []*

Example: On a monthly basis (in units):

	[]*				[]*				[]*				[]*
[]*	[]*		[]*		[]*		[]*		[]*		[]*		[]*		[]*
[]*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*
[]*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*
									[]	*	[]	*	[]	*	[]	*

[]*

	[]*		[]*		[]*		[]*
[]*	[]	*	[]	*	[]	*	[]	*
[]*	[]	*	[]	*	[]	*	[]	*

[]*

	[]*		[]*		[]*
[]*	[]	*	[]	*	[]	*
[]*	[]	*	[]	*	[]	*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

[]* Monthly Inventory On Hand []*

[]*	[]	*
[]*	[]	*

	[]*		[]*		[]*
[]*	[]	*	[]	*	[]	*
[]*	[]	*	[]	*	[]	*
[]*	[]	*			[]	*

*Sales-out represent sales out []*

**Reported to Cubist in the Merrem:  []*

Reports to be generated for Cubist per Agreement:

[]*

[]*

[]*					[]	*
[]*					[]	*
	[]	*	[]	*	[]	*	[]	*
	[]	*	[]	*	[]	*	[]	*

[]*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

[]*

[]*

[]*	[]*		[]*		[]*		[]*		[]*		[]*		[]*		[]*		[]*		[]*
[]*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*
[]*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*
[]*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*	[]	*
											[]	*
											[]	*

[]*

[]*
[]*	[]	*

[]*	[]	*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

EXHIBIT P
FORM OF REPORTING OF GROSS SALES/NET SALES

[]*

[]*

[]*
[]*
[]*
[]*
[]*
[]*
[]*

[]*

[]*

[]*

[]	[]*
[]*	[]	*
[]*	[]	*
[]*	[]	*
[]*	[]	*
[]*	[]	*
[]*	[]	*
[]*	[]	*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

P-1

EXHIBIT Q
FORM OF ANNUAL AMOUNT DUE REPORT
AND EXAMPLES OF CALCULATION

REPORT 1

[]*	[]	*	[]	*
[]*	[]	*	[]	*
[]*	[]	*	[]	*
[]*			[]	*
[]*	[]	*			[]	*

[]*
[]*	[]	*	[]	*
[]*	[]	*	[]	*
[]*	[]	*	[]	*
[]*	[]	*			[]	*
[]*	[]	*			[]	*

[]*
[]*	[]	*	[]	*
[]*	[]	*	[]	*
[]*	[]	*	[]	*
[]*	[]	*			[]	*

[]*	[]	*			[]	*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

[]*

[]*	[]	*	[]	*
[]*			[]	*
[]*			[]	*
[]*			[]	*
[]*			[]	*
[]*			[]	*
[]*	[]	*	[]	*

[]*
[]*	[]	*	[]	*
[]*	[]	*	[]	*
[]*	[]	*	[]	*

[]*	[]	*	[]	*
[]*	[]	*	[]	*

[]*	[]	*	[]	*

[]*	[]	*	[]	*

*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

REPORT 2

[]*	[]	*	[]	*
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*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

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*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

REPORT 3 – []*

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*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

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*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

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*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

REPORT 4 - []*

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*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

Calculation of []*

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*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

REPORT 4 – []*

Calculation of []*

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*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.

EXHIBIT R
FORM OF PRODUCT INVENTORY REPORT

Merrem:  Finished Goods Inventory and Sales for Month, Year

NDC	Product Name	Vials Sold	Month Ending Inventory in Vials
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*Confidential Treatment Requested.  Omitted portions filed separately with the Commission.